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                           SHEFFIELD STEEL CORPORATION


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                                  EXHIBIT 10.35




                                 SHEFFIELD STEEL

                              SAND SPRINGS DIVISION

                                 AGREEMENT WITH

                         UNITED STEELWORKERS OF AMERICA

                                   LOCAL 2741

                                  MARCH 2, 1997
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TABLE OF CONTENTS

AGREEMENT.............................................................1

SECTION 1 -- PURPOSE AND INTENT OF THE PARTIES........................2

SECTION 2 -- SCOPE OF THE AGREEMENT...................................3

   RECOGNITION........................................................3
   DEFINITION OF EMPLOYEE.............................................3
   SCOPE..............................................................3
   NON-UNION PERSONNEL................................................3
   HOURLY SUPERVISOR..................................................4
   CONTRACTING OUT....................................................5
   CONTRACTING OUT COMMITTEE..........................................6
   NOTIFICATION.......................................................7
   LOCAL WORKING CONDITIONS...........................................9

SECTION 3 -- MANAGEMENT..............................................12

SECTION 4 -- RESPONSIBILITIES OF THE PARTIES.........................13

   NON-DISCRIMINATION AND CIVIL RIGHTS...............................13

SECTION 5 -- UNION MEMBERSHIP AND CHECKOFF...........................15

   UNION MEMBERSHIP..................................................15
   CHECKOFF..........................................................15
   PAC CHECKOFF......................................................17
   INDEMNITY CLAUSE..................................................17

SECTION 6 -- GRIEVANCE PROCEDURE.....................................18

   GRIEVANCE COMMITTEE...............................................18
   INTENT............................................................18
   STEP 1 -- SUPERVISOR..............................................18
   STEP 2 -- SUPERINTENDENT..........................................19
   STEP 3 - VICE PRESIDENT OF OPERATIONS.............................19
   AUTHORITY.........................................................20

SECTION 7 -- ARBITRATION.............................................21

   STEP 4 -- ARBITRATION.............................................21
   TIME LIMITS.......................................................22
   AWARDS............................................................22
   UNION GRIEVANCES..................................................23
   LOCAL UNION GRIEVANCES............................................24
   SUSPENSION OF GRIEVANCE PROCEDURE.................................24
   ACCESS TO A PLANT.................................................25
   EXPEDITED ARBITRATION PROCEDURE...................................25
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TABLE OF CONTENTS
SECTION 8 -- DISCHARGE AND SUSPENSION -- SUBJECT TO JUSTICE AND
DIGNITY CLAUSE.......................................................28

   DISCHARGE CASES...................................................28
      PURPOSE........................................................28
      PROCEDURE......................................................28
      REINSTATEMENT BY COMPANY.......................................29
      ARBITRATION....................................................29
      SUSPENSION OF PROCEDURE........................................29
   SUSPENSION CASES..................................................30
      PURPOSE........................................................30
      PROCEDURE......................................................30
      REINSTATEMENT BY COMPANY.......................................31
      ARBITRATION....................................................31
      SUSPENSION OF PROCEDURE........................................32
      UNION REPRESENTATION...........................................32
   DISCIPLINARY RECORDS..............................................32
   JUSTICE AND DIGNITY PROGRAM.......................................32
   PROGRESSIVE DISCIPLINE POLICY.....................................33

SECTION 9 - RATE OF PAY..............................................35

   STANDARD HOURLY WAGE RATE.........................................35
   DETERMINATION OF HOURLY RATE CLASSIFICATION FOR NEW OR CHANGED
   JOB...............................................................35
   WAGE RATE INEQUITY GRIEVANCES.....................................39
   NEW AND ADJUSTED INCENTIVES.......................................39
   BASIS FOR CALCULATION OF INCENTIVE EARNINGS.......................43
   EXISTING INCENTIVES...............................................44
   CORRECTION OF ERRORS..............................................44
   OBSOLETE PRACTICE WITH RESPECT TO RATES OF PAY....................45
   MISCELLANEOUS.....................................................45
   SHIFT DIFFERENTIALS...............................................45
   SUNDAY PREMIUM PAY................................................47
   TENTH DAY PREMIUM.................................................48

SECTION 10 - HOURS OF WORK...........................................49

   SCOPE.............................................................49
   NORMAL WORKDAY....................................................49
   NORMAL WORK PATTERN...............................................49
   SCHEDULE..........................................................49
   REPORTING ALLOWANCES..............................................51
   ALLOWED TIME......................................................52
   ABSENTEEISM.......................................................52
   ABSENTEE POLICY...................................................53
   ATTENDANCE BONUS..................................................55
   ALLOWANCE FOR JURY OR WITNESS SERVICE.............................56
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

      TABLE OF CONTENTS

                                    AGREEMENT

      1.This Agreement dated March 2, 1997, is between the Sand Springs Division of Sheffield Steel Corporation, an HMK Group Company (hereinafter referred to as the "Company") and the United Steelworkers of America, AFL-CIO-CLC; Local 2741 (hereinafter referred to as the "Union").

      2.The Company agrees that during the life of this Agreement, its successors and assigns will agree to be bound by this Agreement. If the Company is sold, it will guarantee that any buyer will agree to sign and be bound by this Agreement for the remaining term of this Agreement.

      SECTION 1 - PURPOSE AND INTENT OF THE PARTIES

                SECTION 1 -- PURPOSE AND INTENT OF THE PARTIES

      3.The purpose of the Company and the Union in entering into this Labor Agreement is to set forth their agreement on wages, hours of work, and other terms and conditions of employment.

      4.The Company and the Union encourage the highest possible degree of friendly, cooperative relationships between their respective representatives at all levels and with and between all employees.

      5.The representatives of the Company and the Union shall continue to provide such advance notice as is reasonable under the circumstances on all matters of importance in the administration of the terms of the Labor Agreement, including changes or innovations effecting the relations between the parties.

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SECTION 2 - SCOPE OF THE AGREEMENT

                       SECTION 2 -- SCOPE OF THE AGREEMENT


                                   RECOGNITION

6. The Company hereby recognizes the Union as the exclusive bargaining representative for all of the Company's hourly-paid production and maintenance employees at its Sand Springs plant; excluding all security, office janitors, timekeepers, timeclerks, clerks, office employees, inspectors, chemists, technical employees, any employees on monthly salaries, and supervisors as defined in the National Labor Relations Act, as amended.

                             DEFINITION OF EMPLOYEE

7.The term "employee" or "employees" as used in this Agreement shall refer to those employees within the Union as described in Paragraph 6.

                                      SCOPE

8. When the Company establishes a new or changed job so that duties involving a significant amount of production and/or maintenance work, to be performed on a job within the Union (or, in the case of new work to be performed on such a job) are combined with duties not normally performed on a job within the Union, the resulting job shall be considered as within the Union.

                               NON-UNION PERSONNEL

9.Employees excluded from the Union will not perform work ordinarily performed by Union employees except in cases of emergency or training. The penalty for non-union personnel performing Union work shall be paid at a minimum of eight
(8) hours at the straight time rate.

10.Any employee transferred out of the Union to a permanent position with the Company shall not retain any Union seniority rights and said employee cannot return to a Union position except as a new hire.

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SECTION 2 -- SCOPE OF THE AGREEMENT

                                HOURLY SUPERVISOR

11.Each department or area of the plant will identify in writing, employees to be used as hourly supervisors as the need arises. Only the employees so listed will be used to fill hourly supervisor positions in those respective areas.

12.The following table will identify the maximum number of employees by department or area that may be listed as hourly supervisors. Hourly supervisors will have sufficient knowledge to perform the job so assigned.

                    CASTING                                 2
                    FURNACE                                 2
           MILL, WAREHOUSE, SHIPPING, RECLAIM               5
                    POST SHOP                               2
                    TRANSPORTATION/SERVICES                 2
                    MECHANICAL MAINTENANCE                  2
                    ELECTRICAL MAINTENANCE                  2

13.The names on the list for each area may change from time to time if those listed no longer want to fill hourly supervisor positions, or are no longer wanted by the Company to fill those positions.

14.The number of employees used as weekly hourly supervisors will be limited to a maximum of five (5) employees, during any given week, on a plant wide basis, unless expanded by mutual agreement.

15.Unforeseen daily vacancies may at times cause the total number of hourly supervisors to be more than five (5) on any given day.

16.An employee assigned as an hourly supervisor shall continue to accrue seniority during such assignment.

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SECTION 2 -- SCOPE OF THE AGREEMENT

17.An employee assigned as an hourly supervisor on a weekly basis will not work in the Union during the week of such assignment.

18.An employee assigned as an hourly supervisor; on a daily basis during the workweek will become the least eligible employee in the seniority unit for overtime purposes during the workday so assigned. Such an employee shall not work more days in the workweek performing Union works than are worked by the employees in his seniority unit.

19.An employee assigned as an hourly supervisor will not issue discipline. An employee will not be called by either party in the grievance procedure or arbitration to testify as a witness regarding any events involving discipline, which occurred, while the employee was assigned as an hourly supervisor.

20.An hourly supervisor will receive a rate of pay two (2) job classes above the highest position under his supervision.

                                 CONTRACTING OUT

21.It is the Company's intention to use its employees, when reasonable and practical, for work at the plant covered by this Agreement. The parties have existing rights and obligations with respect to various types of contracting out.

22.The following paragraphs supplement additional protection for Union employees or affirm existing management rights, whichever the case may be, as to those types of contracting out specified below:

23.Production, service, day-to-day maintenance, and repair work within the plant in which the practice has been to have such work performed by employees, or where the practice has been to have such work performed by both employees and by

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SECTION 2 -- SCOPE OF THE AGREEMENT

contractors, shall not be contracted out for performance within the plant, unless otherwise mutually agreed pursuant to Paragraphs 26 through 30.

24.Production, service, day-to-day maintenance, and repair work within the plant in which the practice has been to have such work performed by employees of contractors may continue to be contracted out, unless otherwise mutually agreed pursuant to Paragraphs 26 through 30.

25.New construction including major installation, major replacement, major reconstruction of equipment, and productive facilities at the plant may be contracted out, subject to any rights and obligations of the parties.

                            CONTRACTING OUT COMMITTEE

26.A regularly constituted committee, the Contracting Out Committee, consisting of not more than four (4) persons, half of whom shall be members of the Union and designated by the Union in writing to the Company, and the other half designated in writing to the Union by the Vice President of Operations, shall attempt to resolve problems in connection with the operation, application and administration of the foregoing provisions.

27.The Company shall designate in writing to the Union one (1) person who shall be the "Contracting Out Coordinator." This person shall be responsible for day-to-day coordination of contracting out matters, proper notification to the Union, and arranging meetings of the Contracting Out Committee. The Company reserves the right to designate a new "Contracting Out Coordinator" at any time by issuing written notice.

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SECTION 2 -- SCOPE OF THE AGREEMENT

28.In addition to the requirements of Paragraph 31, such committee may discuss any other current issues with respect to contracting out brought to the attention of the committee.

29.Such committee shall meet at least one (1) time each month. In addition to the rights granted to the Contracting Out Committee outlined in the Contracting Out Subsection, the committee may also initiate discussions of purchased items such as the necessity, cost, and quality of products purchased.

30.It is the intent of the parties that the members of the Contracting Out Committee shall engage in discussions of problems involved in this field in a good-faith effort to arrive at mutual understanding so that disputes and grievances can be avoided. If either the Company or Union members of the committee feel that this is not being done, they may appeal to the Staff Representative of the Union and the appropriate representative of the Company for review of the complaint about the failure of the committee to properly function. Such appeal shall result in a prompt investigation by the Staff Representative and the Company representative designated for such review. This provision should in no way affect the rights of the parties in connection with the processing of any grievance relating to the subject of contracting out.

                                  NOTIFICATION

31.Before the Company decides to contract out work which comes within the scope of this section and without effecting the existing rights and obligations of the parties with respect to contracting out as set forth in the Contracting Out Subsection, the Company will notify the Union members of the committee of work to be performed within the plant and outside the plant.

32.Such notice will be given in advance of the final decision to contract out the work. Such notice shall be in writing, except

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SECTION 2 -- SCOPE OF THE AGREEMENT

where emergency requirements prevent such timely notice. Such notice shall be sufficient to advise the Union members of the committee of the location, type, scope, duration, and timetable of the work to be performed so that the Union members of the committee can adequately form an opinion as to the reasons for such contracting out. Such notice shall generally contain the information set forth below:

         1.   Location of work:

         2.   Type of work:
              a.  Service
              b.  Maintenance
              c.  Major Rebuilds
              d.  New Construction

         3.   Description of work:
              a.  Crafts Involved
              b.  Special Equipment
              c.  Special Skills
              d.  Warranty Work
              e.  Estimated cost of work to be performed.

         4.   Estimated duration of work:

         5.   Anticipated utilization of Union forces during the period:

         6. Effect on operations if work not completed in timely fashion.

33.Either the Union members of the committee or the Company members of the committee may convene a prompt meeting of the committee. Should the Union committee members believe discussion to be necessary, they shall so request the Company committee members in writing within five (5) days (excluding Saturdays, Sundays, and Holidays) after receipt of such notice and such a discussion shall be held within three (3) days (excluding Saturdays, Sundays, and Holidays) thereafter. The Union members of the committee may include in the meeting the Union representative from the department in which the problem arises. At such meeting the parties should review in detail the plans for the work to be performed and the reasons for contracting out such work. The Company members of the committee shall give full consideration to any comments or suggestions by the Union members of the committee and to any alternate plans proposed by the Union members of the committee for the performance of the

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SECTION 2 -- SCOPE OF THE AGREEMENT

work by Union personnel. Should the committee resolve the matter, such resolution shall be final and binding but only as to that matter under consideration and shall not affect future determinations under Paragraphs 23 and
24. Except in emergency situations, such discussions shall take place before any final decision is made as to whether or not such work will be contracted out. If after the discussion is held and the matter is not resolved, a grievance may be filed within thirty (30) days under step 2 of the grievance and arbitration procedure.

34. Should it be found in the arbitration of a grievance alleging a failure of the Company to provide the notice required under Paragraph 31 that such notice was not provided, that the failure to notify was not due to an emergency requirement, and that such failure deprived the Union of a reasonable opportunity to suggest and discuss practicable alternatives to contracting out, the arbitrator shall have the authority to fashion a remedy, at his discretion, that he deems appropriate to the circumstances of the particular case. Such remedy, if awarded, may include earnings to grievants who would have performed the work, if they can be reasonably identified.

                            LOCAL WORKING CONDITIONS

35.The term "Local Working Conditions" as used herein means specific practices or customs which reflect detailed application of the subject matter within the scope of wages, hours of work, or other terms and conditions of employment and includes local agreements, written or oral, on such matters. It is recognized that it is impracticable to set forth in this Agreement all of these working conditions, which are of a local nature only, or to state specifically in this Agreement which of these matters should be changed or eliminated. The following provisions provide general principles and procedures, which explain the status of these matters and furnish necessary guideposts for the parties hereto.

36.It is recognized that an employee does not have the right to have a local working condition established in any given situation or plant where such condition has not existed during

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SECTION 2 -- SCOPE OF THE AGREEMENT

the term of this Agreement or to have an existing local working condition changed or eliminated, except to the extent necessary to require the application of a specific provision of this Agreement.

37.In no case shall local working conditions be effective to deprive any employee of rights under this Agreement. Should any employee believe that a local working condition is depriving him of the benefits of this Agreement, he shall have recourse to the grievance procedure and arbitration, if necessary, to require that the local working conditions be changed or eliminated to provide the benefits established by this Agreement.

38.Should there be any local working conditions in effect which provide benefits that are in excess of or in addition to the benefits established by this Agreement, they shall remain in effect for the term of this Agreement, except as they are changed or eliminated by mutual agreement or in accordance with Paragraph 39.

39.The Company shall have the right to change or eliminate any local working condition if, as the result of action taken by the Company under Section 3 - Management, the basis for the existence of the local working condition is changed or eliminated, thereby making it unnecessary to continue such local working condition; provided, however, that when such a change or elimination is made by the Company, any affected employee shall have recourse to the grievance procedure and arbitration, if necessary, to have the Company justify its action.

40.No new local working condition shall hereafter be established or agreed to which changes or modifies any of the provisions of this Agreement, unless it is approved in writing by the Staff Representative of the Union and the Vice President of Operations of the Company.

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SECTION 2 -- SCOPE OF THE AGREEMENT

41. The settlement of a grievance prior to arbitration under this subsection shall not constitute a precedent in the settlement of grievances in other situations in this area.

42. Each party shall as a matter of policy encourage the prompt settlement of problems in this area by mutual agreement at the local level.

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SECTION 3 -- MANAGEMENT

                             SECTION 3 -- MANAGEMENT

43.The Company retains the exclusive right to manage the business and direct the working forces. The Company, in the exercise of its rights, shall comply with the provisions of this Agreement.

44.The rights to manage the business and plants and to direct the working forces include the right to hire, suspend or discharge for proper cause, or transfer, the right to retire in accordance with the provisions of the appropriate Pension Agreement, and the right to relieve employees from duty because of lack of work or for other legitimate reasons.

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SECTION 4 - RESPONSIBILITIES OF THE PARTIES

                  SECTION 4 -- RESPONSIBILITIES OF THE PARTIES

45.Each of the parties hereto acknowledges the rights and responsibilities of the other party and agrees to discharge its responsibilities under this Agreement.

46. The Union (its officers and representatives at all levels) and all employees are bound to observe the provisions of this Agreement.

47. The Company (its officers and representatives at all levels) is bound to observe the provisions of this Agreement.

48.In addition to the responsibilities that may be provided elsewhere in this Agreement, the following shall be observed:

49.There shall be no strikes, work stoppages or interruption or impeding of work. No officer or representative of the Union shall authorize, instigate, aid or condone any such activities. No employee shall participate in any such activities.

50.......There shall be no lockouts by the Company.

                      NON-DISCRIMINATION AND CIVIL RIGHTS.

51.It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, creed, disability, sex or national origin. The representatives of the Union and the Company in all steps of the grievance procedure and in all dealings between the parties shall comply with this provision.

52.A joint committee on civil rights shall be established at the plant. The Union representation on the committee shall be no more than three (3) members of the Union, in addition to the President and Chairperson of the Grievance Committee. The

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Section 4 - RESPONSIBILITIES OF THE PARTIES
Union members on the committee shall be certified to the Vice
President of Operations by the Union and the Company members shall be certified to the Union.

53.The Company and Union members of the committee shall meet at mutually agreeable times. The committee shall review matters involving civil rights and advise the Company and the Union concerning them, but shall have no jurisdiction over the filing or processing of grievances. This provision shall not affect any existing right to file a grievance nor does it enlarge the time limits for filing and processing grievances.

54As used in this Agreement, male nouns and pronouns are intended and construed to include the female gender.

55. The right of the Company to discipline an employee for a violation of this Agreement shall be limited to the failure of such employee to discharge his responsibilities as an employee and may not in any way be based upon the failure of such employee to discharge his responsibilities as a representative or officer of the Union.

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SECTION 5 - UNION MEMBERSHIP AND CHECKOFF

                  SECTION 5 -- UNION MEMBERSHIP AND CHECKOFF

                               UNION MEMBERSHIP

56.Each employee who on the effective date of this Agreement is a member of the Union in good standing and each employee who becomes a member after that date shall, as a condition of employment, maintain his membership in the Union.

57.Each employee hired shall, as a condition of employment, upon completing the probationary period, acquire and maintain membership in the Union.

58.For the purposes of this section, an employee shall not be deemed to have lost his membership in the Union in good standing until the International Secretary/Treasurer of the Union shall have determined that the membership of such employee in the Union is not in good standing and shall have given the Company a notice in writing of that fact.

                                    CHECKOFF

59.The Company will check off monthly dues, assessments and initiation fees each as designated by the International Secretary/Treasurer of the Union, as membership dues in the Union, on the forms agreed to by the Company and the Union.

60.At the time of his employment, the Company will suggest that each new employee voluntarily execute an authorization for the checkoff of union dues on the form. A copy of such authorization card for the checkoff of union dues shall be forwarded to the Financial Secretary of the Local Union along with the membership application of such employee.

61.Deductions on the basis of authorization cards submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization card or in

SECTION 5 - UNION MEMBERSHIP AND CHECKOFF which such card becomes effective, whichever is later. Dues for a given month shall be deducted from the first pay closed and calculated in the succeeding month.

62.In cases of earnings insufficient to cover deduction of dues, the dues shall be deducted from the next pay in which there are sufficient earnings, or a double deduction may be made from the first pay of the following month, provided, however, that the accumulation of dues shall be limited to two (2) months. The International Secretary/Treasurer of the Union shall be provided with a list of those employees for whom double deduction has been made.

63.The Union will be notified of the reason for non-transmission of dues in case of interplant transfer, lay-off, discharge, resignation, leave of absence, sick leave, retirement, death or insufficient earnings.

64.An employee who is promoted or transferred from a job in the Union to a job outside the Union, as defined above, shall be removed from the checkoff list on the first of the month following the date of such promotion or transfer. Similarly, an employee returned to a job within the Union for more than five (5) days in any one (1) month shall be reinstated on the checkoff list for such month.

65.Unless the Company is otherwise notified, the only Union membership dues deducted for payment to the Union from the pay of the employee who has furnished an authorization, shall be the monthly union dues. The Company will deduct assessments as designated by the International Secretary/Treasurer. With respect to checkoff authorization cards submitted directly to the Company, the Company will deduct initiation fees, unless specifically requested not to do so by the Local Union Financial Secretary, after such checkoff

SECTION 5 - UNION MEMBERSHIP AND CHECKOFF

authorization cards have become effective. The International Secretary/Treasurer of the Union shall be provided with a list of those employees for whom initiation fees have been deducted under this paragraph.

                                  PAC CHECKOFF

66.The Company will deduct from one (1) pay of an employee in each month "PAC" contributions are provided, and the Company is furnished with a voluntarily signed "PAC" card permitting such deduction.

67.Such contributions, when deducted, shall be remitted to International Secretary/Treasurer, Political Action Fund, United Steelworkers of America, AFL-CIO-CLC, Five Gateway Center, Pittsburgh, PA 15222.

68.The amount to be deducted will be as specified on the signed card.

69.Such deductions, when made, will be remitted promptly on a separate check, with information showing the itemized employee deductions, with copies of such supplied to the Local Union Financial Secretary.

                                INDEMNITY CLAUSE

70.The Union shall indemnify and save the Company harmless against any and all claims, demands, suits, or other forms of liability that shall arise out of or by reason of action taken by the Company for the purpose of complying with any of the provisions of this section, or in reliance on any list, notice of assignment furnished under any of such provisions.

SECTION 6 - GRIEVANCE PROCEDURE

                        SECTION 6 -- GRIEVANCE PROCEDURE

                               GRIEVANCE COMMITTEE

71.The employees shall select a Grievance Committee consisting of not less than three (3) or more than five (5) employees of the Union, including the Local Union President. One member of the committee shall be designated as the chairperson. The Union shall designate such shop stewards and departmental committee persons as deemed necessary in departments and subdivisions of the plant areas. The Union will furnish the Company with a list of committee persons and stewards and any changes thereof. These designated Union members will be afforded such time off without pay, as may be required for the purpose of investigating the facts essential to the settlement of any request or complaint.

                                     INTENT

72.The purpose of this section is to provide an orderly method for the settlement of a request or complaint between the parties over the interpretation, application of, or claim of a violation of the provisions of this Agreement. Such a request or complaint shall be defined as a grievance under this Agreement and must be presented within five (5) working days of the occurrence giving rise to the grievance, or within five (5) working days after the employee shall have reasonably had knowledge thereof, and shall be processed in accordance with the following steps, time limits, and conditions herein set forth.

                              STEP 1 -- SUPERVISOR

73.The employee(s) shall first orally discuss his grievance with his supervisor. If the aggrieved employee requests, his shop steward and/or Grievance Committee person shall be given an opportunity to be present. If the grievance is not settled following discussion, it shall be set forth in writing, signed by the employee, and given to his supervisor who shall within five (5) working days after receipt thereof, give his written answer to the shop steward or Grievance Committee person. The

SECTION 6 - GRIEVANCE PROCEDURE

grievance shall include the provision or provisions of the Agreement allegedly violated.

74.The supervisor shall have the authority to settle this grievance at this step. The shop steward and/or Grievance Committee person shall have the authority to settle, withdraw or refer the grievance to the Chairperson of the Union Grievance Committee. Settlements in this step shall not be precedent setting.

                            STEP 2 -- SUPERINTENDENT

75.Within five (5) working days after receipt of the supervisor's answer, the Chairperson of the Union Grievance Committee may appeal the grievance in writing to the department superintendent. Such appeal shall be effected by delivery of the grievance to the department superintendent. The departmental superintendent shall meet with the Union Grievance Committee and the aggrieved employee(s) at a mutually agreed upon time, for the purpose of discussing and attempting to settle such grievance as may not have been settled during step 1 of the grievance procedure. The Union may amend the grievance at this step. The departmental superintendent shall, within five (5) working days after discussion of a grievance, give its answer in writing to the Chairperson of the Union Grievance Committee.

                      STEP 3 - VICE PRESIDENT OF OPERATIONS

76.If the grievance is not settled in step 2, the Chairperson of the Union Grievance Committee may request that the grievance be discussed at a meeting between the Vice President of Operations and the Staff Representative of the Union and the Union Grievance Committee. The request for such a meeting must be made by the Chairperson of the Union Grievance Committee within five (5) working days after the Union receives the Company's answer in step 2. Such meeting shall be held at a time to be mutually agreed upon between the parties. The

SECTION 6 - GRIEVANCE PROCEDURE

Company shall, within five (5) working days after a discussion of the grievance at this step, give its answer in writing to the Staff Representative of the Union.

                                    AUTHORITY

77.The Vice President of Operations and/or his designated representative shall have the authority to resolve any grievance at any step of the grievance procedure. The Union Grievance Committee shall have the authority to settle, withdraw or appeal any grievance.

SECTION 7 -- ARBITRATION

                            SECTION 7 -- ARBITRATION

                              STEP 4 -- ARBITRATION

78.If the grievance is not settled in step 3, the Staff Representative of the Union may request that the grievance be submitted to arbitration in accordance with the procedure and conditions set forth herein. The Union within ten (10) working days must make the request for arbitration after the Union receives the Company's answer in step 3 of the grievance procedure. Concurrently with this request for arbitration, the Union shall request the Director of the Federal Mediation and Conciliation Service to submit the names of seven (7) disinterested and qualified persons to act as impartial arbitrators. From such list of seven (7) persons, the Company and the Union shall alternately strike one (1) name until six (6) names have been eliminated, and the person who remains on the list shall be selected to act as the impartial arbitrator. If the arbitrator selected is not available to hear the case within thirty (30) calendar days after his selection, the parties hereto shall jointly request the Federal Mediation and Conciliation Service to furnish a new panel of seven (7) arbitrators, and the selection of the arbitrator shall be made in accordance with the provisions set forth in step 4. The arbitrator shall submit his decision in writing within thirty (30) calendar days after the conclusion of the hearing or hearings, as the case may be, and the decision of the arbitrator so rendered shall be final and binding upon the employee(s) involved and the parties to this Agreement. The compensation and necessary expense of the arbitrator shall be borne equally by the Company and the Union.

79.The arbitrator shall have jurisdiction and authority only to interpret, apply or determine compliance with the provisions of this Agreement and such local working conditions as may hereafter be in effect, insofar as shall be necessary to the determination of grievances appealed to the arbitrator. The arbitrator shall not have jurisdiction or authority to add to,

SECTION 7 - ARBITRATION

detract from or alter in any way the provisions of this Agreement. The arbitrator shall also have jurisdiction and authority only to interpret, apply or determine compliance with respect to the Pension Agreement, The Supplemental Unemployment Benefits (SUB) Program and the Insurance Agreement between the parties (including the Program of Insurance Benefits [PIB]) in order to dispose of grievances properly arising under Section 18 of this Agreement. The arbitrator shall not have authority to add to, detract from or alter in any way the provisions of the Pension Agreement, the Supplemental Unemployment Benefits
(SUB) Program, and the Insurance Agreement (including PIB).

                                   TIME LIMITS

80.The Parties agree to follow each of the foregoing steps in the processing of a grievance and, if in any step, the Union fails to proceed within the time limits therein set forth, the grievance shall be considered settled, based upon the Company's answer in the last step through which it was processed. The Parties further agree that if, in any step, the Company's representative fails to give his written answer within the time limits set forth, the grievance shall be granted; or the Union may appeal the grievance to the next step at the expiration of the time limits. If the Company fails to give a timely answer in step 1 or step 2 of the grievance procedure, the resulting forfeiture shall not be precedent setting. All time limitations set forth herein may be extended by mutual agreement. All time limitations set forth herein shall be exclusive of Saturdays, Sundays and Holidays.

                                     AWARDS

81.Awards by the arbitrator may or may not be retroactive as the equities of particular cases may demand, but the following limitations shall be observed in any case where the arbitrator's award is retroactive. The effective date for adjustment of grievances relating to:

SECTION 7 - ARBITRATION

82.Suspension and discharge cases or cases involving rates of pay for new or changed jobs or new or changed incentives shall be determined in accordance with the provisions of Section 8 and Section 9, respectively, of this Agreement.

83.Seniority cases shall be the date of the occurrence or non-occurrence of the event upon which the grievance is based, but in no event earlier than thirty
(30) days prior to the date of which the grievance was filed, except as otherwise provided in Section 13.

84.Rates of pay (other than new or changed jobs or new or changed incentives), shift differentials, overtime, allowed time, allowance for jury service, Holidays, Sunday premium, vacations and any other matter which is not of a continuing nature, shall be the date of the occurrence or non-occurrence of the event upon which the grievance is based.

85.The effective date for adjustment of grievances involving matters other than those referred to in Paragraphs 82, 83 and 84, and which are of a continuing nature, shall be no earlier than thirty (30) days prior to the date the grievance was first presented in written form.

86.Arbitration awards involving the payment of monies for a retroactive period shall be implemented promptly by the parties in accordance with Paragraph 89 of this Agreement.

                                UNION GRIEVANCES

87.The grievance and arbitration procedure may be utilized by the Union in processing grievances which allege a violation of the obligations of the Company to the Union as such, and the grievance shall be placed in step 3. In processing such grievances, the Union shall observe the specified time limits in

SECTION 7 - ARBITRATION

appealing and the Company shall observe the specified time limits in answering.

                             LOCAL UNION GRIEVANCES

88.The Chairperson of the Union Grievance Committee may file grievances in writing at the step 2 level if he believes this to be necessary, concerning any alleged violations of the Agreement, and signatures of affected employees shall not be required.

89.In any grievance settlement involving retroactive payments, the appropriate Union and Company representatives shall expeditiously determine the identity of the payees and the specific amount owed each payee. Payment shall be made promptly but, in any event within thirty (30) days after such determination.

90.In cases involving large numbers of employees, extended periods of retroactivity or complex incentive applications, in order to expedite payment, the parties shall, wherever possible, agree upon the identity of the payees and the specific procedures for determining the amounts. The Company commits itself, following such agreement, to make payment at the earliest date in light of the procedures agreed upon and will, within two (2) weeks following such agreement, notify the Grievance Committee of the date when such payment will be made.

                        SUSPENSION OF GRIEVANCE PROCEDURE

91.If this Agreement is violated by the occurrence of a strike, work stoppage or interruption or impeding of work at the plant, no grievance shall be discussed or processed at the step 2 level or above while such violation continues, but under no circumstances shall any grievance concerning employees engaged in the violation be discussed or processed while such violation continues.

SECTION 7 -- ARBITRATION

                                ACCESS TO A PLANT

92.The Staff Representative of the Union, the President of the Local Union, and other Local Union representatives shall have the right to come on Company property during normal working hours for the purpose of investigating grievances so long as they do not interfere with production. The Human Resource Office shall be notified in advance of any such visit.

                         EXPEDITED ARBITRATION PROCEDURE

93.Notwithstanding any other provision of this Agreement, the following Expedited Arbitration Procedure is designated to provide prompt and efficient handling of routine grievances.

94.The Expedited Arbitration Procedure shall be implemented in light of the circumstances existing at the plant, with due regard to the following:

95.The Union and the Company may appeal grievances to an arbitrator under this Expedited Arbitration Procedure by mutual agreement between the Staff Representative and the Vice President of Operations.

96.All grievances appealed to step 3 of the grievance procedure shall be reviewed by each respective 3rd step representative at the 3rd step meeting. The parties will determine whether such grievance does not warrant disposition in the 3rd step but is rather appropriate for expedited arbitration and therefore agree to refer such grievance back to the 2nd step parties for review and disposition. Any grievance so referred back to the 2nd step parties and for which no agreement can be reached for disposing of the same, may then be appealed by the Chairperson of the Grievance Committee to the Expedited Arbitration Procedure Subsection. Such appeal shall be made within ten (10) days (excluding Saturdays, Sundays, and Holidays) after the date the grievance is referred to step 2. If the grievance is not so

SECTION 7 -- ARBITRATION

appealed to the Expedited Arbitration Procedure Subsection, it shall be considered withdrawn.

97.As soon as it is determined that a grievance is to be processed under this procedure, the local parties shall notify the FMCS as outlined in the Arbitration Section for a panel of arbitrators. Therefore, the rules of the Expedited Arbitration Procedure Subsection shall apply.

98.The hearing shall be conducted in accordance with the following:

99.The hearing shall be informal;

100.No briefs shall be filed or transcripts made;

101.There shall be no formal evidence rules;

102.A previously designated local representative shall present each party's case.

103.The arbitrator shall have the obligation of assuring that all necessary facts and considerations are brought before him by the representatives of the parties. In all respects, he shall assure that the hearing is fair.

104.If the arbitrator or the parties conclude at the hearing that the issues involved are of such complexity or significance as to require further consideration by the parties, the case shall be referred to the Staff Representative of the Union and his Company counterpart and it shall be processed as though appealed on such date.

105.The arbitrator shall issue a decision no later than 48 hours after conclusion of the hearing (excluding Saturdays, Sundays,

SECTION 7 -- ARBITRATION

and Holidays), if possible. His decision shall be based on the records developed by the parties before and at the hearing, and shall include a brief written explanation of basis for this conclusion. These decisions shall not be cited as a precedent in any discussion at any step of the grievance or arbitration procedure. The authority of the arbitrator shall be the same as those provided in this Arbitration Section.

106.Any grievance appealed to this Expedited Arbitration Procedure must be confined to issues which do not involve novel problems and which have limited contractual significance or complexity.

107.The Company agrees that it shall not subpoena or call as a witness in arbitration proceedings any employee from the Union. The Union agrees that it shall not subpoena or call as a witness in such proceedings any non-Union employee.

 SECTION 8 -- DISCHARGE AND SUSPENSION -- SUBJECT TO JUSTICE AND DIGNITY CLAUSE
                                 DISCHARGE CASES

                                     PURPOSE

108.The purpose of this subsection is to provide for the disposition of complaints involving the discharge of employees and to establish a special procedure for the prompt review of such cases. Complaints concerning discharges shall be handled in accordance with the procedure set forth in Paragraphs 109 through 112.
                                    PROCEDURE

109.An employee shall not be peremptorily discharged. In all cases in which the Company may conclude that an employee's conduct may justify discharge, he shall be suspended for not more than five (5) calendar days, and given written notice of such action. In all cases of discharge a copy of the discharge notice shall be promptly furnished to such employee and the Chairperson of the Grievance Committee.

110.Within five (5) calendar days after the date of suspension, if the employee believes that he has been unjustly dealt with, he may request and shall be granted, a hearing and a statement of the offense before a Company representative (status of department head or higher) designated by the Vice President of Operations, with the Grievance Committee present. At such hearing, the facts concerning the case shall be made available to all parties.

111.After such hearing, the Company may conclude whether the discharge shall be affirmed, modified, or revoked, and shall confirm that decision in writing to the employee and the Chairperson of the Grievance Committee.

SECTION 8 - DISCHARGE AND SUSPENSION - SUBJECT TO JUSTICE AND
                                DIGNITY CLAUSE

112. In the event the discharge is affirmed or modified the employee may within five (5) calendar days after notice of such action file a grievance in step 2 for further processing.

                            REINSTATEMENT BY COMPANY

113. Should the discharge be revoked by the Company, the Company, in the absence of mutual agreement to the contrary, shall reinstate and compensate the employees affected for the time lost on the basis of an equitable lump sum payment mutually agreed to by the parties or, in the absence of agreement, make him whole in the manner set forth in Paragraphs 114 and 115.

                                   ARBITRATION

114. Should the discharge case be appealed to arbitration and should the arbitrator determine that the employee has been discharged without proper cause, the Company shall reinstate the employee and make him whole for the period of his discharge, which shall include providing him such earning and other benefits as he would have received except for such discharge, and offsetting such earnings or other amounts as he would not have received except for such discharge. In discharge cases, the arbitrator may, where circumstances warrant, modify or eliminate the offset of such earnings or other amounts as would not have been received except for such discharge.

115. The arbitrator shall have jurisdiction to modify the discharge limited to discretion to reduce, or not require the Company to pay the compensation provided in Paragraph 113, if in his judgment, the facts warrant such an award.

                             SUSPENSION OF PROCEDURE

116. When a strike, work stoppage, or interruption or impeding of work is in progress, the Company shall not be required to hold any hearings or notify employees under this section if the employees are participating in such violation of

SECTION 8 - DISCHARGE AND SUSPENSION - SUBJECT TO JUSTICE AND DIGNITY CLAUSE

this Agreement or if it is impracticable for the Company to do so because of such violation. In such cases, the time for holding hearings or notifying the employees shall start to run upon the termination of the strike, work stoppage, interruption or impeding of work.

                                SUSPENSION CASES

                                     PURPOSE

117. The purpose of this subsection is to provide for the disposition of complaints involving such suspension of employees and to establish a special procedure for the prompt review of such cases. Complaints concerning suspension shall be handled in accordance with the procedures set forth in Paragraphs 118 through 121.

                                    PROCEDURE

118. Employees may be suspended for violation of Company rules or for failure to do their jobs properly, but shall not be suspended for a period of over five (5) calendar days for similar conduct or action as provided for under the Progressive Discipline Policy. Employees so suspended shall be given written notice of such action. In all cases of suspension for any period of time, a copy of the suspension notice shall be promptly furnished to such employee's grievance committee person.

119. Within five (5) calendar days after the date of suspension, if the employee believes that he has been unjustly dealt with, he may request and shall be granted, a hearing and a statement of the offense before a representative (status of department head or higher) designated by the Vice President of Operations, with the grievance committee person present. At such hearing, the facts concerning the case shall be made available to all parties.

120. After such hearing, the Company may conclude whether the suspension shall be affirmed, modified, extended or revoked.

SECTION 8 - DISCHARGE AND SUSPENSION - SUBJECT TO JUSTICE AND DIGNITY CLAUSE

121. In the event the suspension is affirmed, extended or modified, the employee may within five (5) calendar days after notice of such action file a grievance in step 2 in accordance with the procedures of Section 6.

                            REINSTATEMENT BY COMPANY

122. Should the suspension be revoked by the Company, the Company, in the absence of mutual agreement to the contrary, shall reinstate and compensate the employee effected for the time lost on the basis of an equitable lump sum payment mutually agreed to by the parties or, in the absence of agreement, make him whole in the manner set forth in Paragraph 123 and 124.

                                   ARBITRATION

123. Should the suspension case be appealed to arbitration and should the arbitrator determine that the employee has been suspended without proper cause, the Company shall reinstate the employee and make him whole for the period of his suspension, which shall include providing him such earnings and other benefits as he would have received except for such suspension. In suspension cases, the arbitrator may, where circumstances warrant, modify or eliminate the offset of such earnings or other amounts as would not have been received except for such suspension.

124. Should it be determined by the arbitrator that an employee has been suspended for cause, the arbitrator shall not have jurisdiction to modify the degree of discipline imposed by the Company; provided, however, that in a case arising out of a strike or work stoppage the arbitrator shall have discretion, if he finds that the Company has proper cause for discipline but does not have proper cause for such suspension, to modify the penalty; provided, further, that in the case the arbitrator

SECTION 8 - DISCHARGE AND SUSPENSION - SUBJECT TO JUSTICE AND
                                DIGNITY CLAUSE


modifies the suspension he shall have discretion to reduce or not require the Company to pay the compensation provided in Paragraph 122 if, in his judgment, the facts warrant such an award.

                             SUSPENSION OF PROCEDURE

125.When a strike, work stoppage, or interruption or impeding of work is in progress, the Company shall not be required to hold any hearings or notify employees under this section, if the employees are participating in such violation of this Agreement, or if it is impracticable for the Company to do so because of such violation. In such cases, the time limits for holding hearings or notifying the employees shall start upon the termination of the strike, work stoppage, interruption or impeding of work.

                              UNION REPRESENTATION

126.Any employee who is summoned to meet in the office of a supervisor for the purpose of discussing possible disciplinary action shall be accompanied by his grievance committee person or his assistant grievance committee person provided such representative is then at work or otherwise available.

                              DISCIPLINARY RECORDS

 127. The Company in arbitration proceedings will not make use of any personnel records of previous disciplinary action against the employee involved, where the disciplinary action occurred two (2) or more working years prior to the date of the event, which is the subject of such arbitration.

                           JUSTICE AND DIGNITY PROGRAM

128.The Union and the Company shall adopt the following Justice and Dignity
Procedure:

129.All employees will remain actively at work until the resolution of grievances or complaints challenging their discipline, except discipline issued under the Absentee Policy.

SECTION 8 - DISCHARGE AND SUSPENSION - SUBJECT TO JUSTICE AND
                                DIGNITY CLAUSE

130.Under the procedure, the employee is automatically retained on the job for five (5) calendar days. He must, however, file a grievance within that five (5) day period at the step 2 level, protesting the Company's decision to discipline him. If he does so, he continues actively on the job to which his seniority entitles him, pending resolution of the grievance. When the ultimate resolution of the grievance upholds a suspension or discharge, that discipline is effective for all purposes on the day following the resolution.

131.The procedure does not cover employees whose conduct threatens the safety of other employees, supervision, the plant or its equipment. Such conduct includes theft, the use or distribution of drugs or alcohol on company property, fighting, striking or threatening a supervisor with bodily harm, insubordination that endangers safety, possession of firearms and destruction of company property. Similarly, conduct violating the no-strike clause is not covered.

132.Nothing in the Justice and Dignity Procedure affects whatever right the Company may currently have to relieve an employee for the balance of the shift.

                          PROGRESSIVE DISCIPLINE POLICY

 133. This policy will provide for a four (4) step procedure involving similar types of conduct or actions:

           a.  First Step         - Oral Warning
           b.  Second Step        - Written Warning
           c.  Third Step         - Second Written Warning
           d.  Fourth Step        - Discharge

SECTION 8 -- DISCHARGE AND SUSPENSION -- SUBJECT TO JUSTICE AND DIGNITY CLAUSE

134.To ensure that all parties are aware that a discipline warning has been issued under this procedure, the discipline warning notice must be signed by the effected employee and/or his departmental committee person. By signing said form, the effected employee does not admit guilt on his part nor does it take away from his right to file a grievance protesting the discipline.

135.The Local Union Recording Secretary will be given notice and copies of written warnings given to employees.

SECTION 9 -- RATE OF PAY

                             SECTION 9 - RATE OF PAY

                            STANDARD HOURLY WAGE RATE

136. The standard hourly wage rate for the respective job classes and the effective dates thereof shall be as set forth in Appendix A of this Agreement.

137. The standard hourly wage rate established for a job is recognized as the rate of fair pay on such job and is the minimum rate of pay for all hours of work. The Base Rates for Incentive Calculations as set forth in Appendix A is added to the standard hourly wage rate.

138. The established rate of pay for each production, maintenance, trade or craft, or apprentice job as defined pursuant to Appendix A, shall apply to any employee during such time as the employee is required to perform such work.

       DETERMINATION OF HOURLY RATE CLASSIFICATION FOR NEW OR CHANGED JOB

139. The August 1, 1971, Job Description and Classification Manual (hereinafter referred to as the Manual) agreed to by the parties is hereby made a part of this Agreement and shall be used to describe and classify all new or changed jobs, in accordance with the following procedure:

140. This procedure is not to be construed or interpreted in any way as a license for a review of job descriptions and classifications currently in effect except as provided below:

141. All new jobs, including trade or craft jobs, established on or after August 1, 1971, shall be classified by the provisions set forth in the Manual.

153. All jobs that are changed in job content (requirements of the job as to training, skill, responsibility, effort or working

SECTION 9 - RATE OF PAY
conditions) on or after August 1, 1971, shall be reclassified only in those factors effected by the change, using only Section V of the Manual - "The Basic Factors and Instructions for Their Application" and Section VI of the Manual - "Conventions for Classification of Designated Jobs" where applicable. When and if the net total of the changes in the factors effected equals less than one (1) full job class, a supplementary record shall be established to maintain the job description and classification on the current basis. To enable a subsequent adjustment of the job description and classification for an accumulation of such changes, equals a net total of one (1) full job class or more, a new job description and classification for the job shall be established in accordance with Paragraph 141.

142. The job description and classification for each job in effect as of the date of this Agreement shall continue in effect unless (a) the Company changes the job content (requirements of the job as to the training, skill, responsibility, effort and working conditions) to the extent of one (1) full job class or more; (b) the job is terminated or not occupied during a period of one year; or (c) the description and classification is changed in accordance with mutual agreement of officially designated representatives of the Company and the Union.

143. When and if the Company, at its discretion, establishes a new job or changes the job content (requirements of the job as to training, skill, responsibility, effort and working conditions) of an existing job to the extent of one (1) full job class or more, the Company will install a tentative wage rate, based on the best information available, as to the anticipated duties and requirements of the new or changed job, and a new job description and classification for the new or changed job shall be established in accordance with the following procedure:

SECTION 9 - RATE OF PAY
144. Within thirty (30) working days after the startup of the operation involving a new job or the event resulting in a change in job content to the extent of one (1) full job class or more of an existing job, the Company will develop a description and classification of the job in accordance with the provisions of the Manual. The proposed description and classification will, during such period, be submitted to the Union Rate and Incentive Committee (consisting of three (3) members designated by the Union) and at the same time a copy shall be sent to a designated representative of the International Union. If the job involves new type facilities or a new type job, special designation of this fact shall be made. Within fifteen (15) days after submission, the Union Rate and Incentive Committee and Company shall:

145. Discuss and determine the accuracy of the job description;

146. Review and attempt to agree on the proposed classification.

147. If the Company and the Union Rate and Incentive Committee are unable to agree upon the description and classification, the Company shall, at the end of such period, replace the tentative rate by installing the proposed classification, and the standard hourly wage rate for the job class to which the job is thus assigned, shall apply in accordance with the provisions of Section 9.

148. The Union Rate and Incentive Committee shall be exclusively responsible for the filing of the grievances and may, at any time within thirty (30) days from the date of installation of the proposed classification, file a grievance, in step 2, with the Company representative designated by the VP of Operations, alleging that the job is improperly described and/or classified under the provisions of the Manual. Thereupon, the Union Rate

SECTION 9 - RATE OF PAY
and Incentive Committee and the company representative shall prepare and mutually sign a stipulation setting forth the factors, factor codings and/or the principal details of the job description which are in dispute. Thereafter, such grievance shall be referred by the respective parties to their step 3 representatives for further consideration and such grievance shall be processed under the grievance and the arbitration procedures of this Agreement.

149. In the event the step 3 representatives are unable to agree on the proposed description and classification they shall, within thirty (30) days after the appeal to arbitration of the Company step 3, answer, prepare and mutually sign within such a period, a stipulation (which may amend the stipulation set forth by the Union Rate and Incentive Committee and the Company representative) with a copy submitted to the aforementioned representative of the International Union. If submitted to arbitration, the issue shall be limited to the accuracy of the job description, and/or the factors as stipulated at that time by the respective step 3 representatives as being in dispute. The arbitrator shall decide the question of conformity of the factor codings to the provisions of the manual and/or the accuracy of the job description as to the duties assigned to the job. His decision shall be effective as of the date when the new job was established or the change or changes installed.

150. Within thirty (30) days after the signing of the stipulation provided for in Paragraph 150, either step 3 representative may make a request in writing to the other step 3 representative for further review. Any agreement reached in the review meeting shall be binding on both parties. If the Director of the Wage Department of the International Union so requests, the Company will agree to a reasonable extension of time in step 3 to facilitate the procedure outlined herein.

SECTION 9 - RATE OF PAY
151. In the event the Company does not develop a new job description and classification, the Union Rate and Incentive Committee may, if filed promptly in step 2, process a grievance under the Grievance and Arbitration Procedures of this Agreement, requesting that a job description and classification be developed and installed in accordance with the provisions of the Manual. The resulting classification shall be effective as of the date the new job was established or the change or changes installed.

                          WAGE RATE INEQUITY GRIEVANCES

153. No basis shall exist for an employee to allege that a wage rate inequity exists and no grievance on behalf of an employee alleging a wage rate inequity shall be filed or processed during the term of this Agreement.

                           NEW AND ADJUSTED INCENTIVES

154. The Company, at its discretion, may establish new incentives to cover: (a) new jobs; or (b) jobs covered by an existing incentive plan where, during a current three (3) month period, the straight time average hourly earnings of employees under the plan are equal to, or less than, the average of the standard hourly wage rates for such employees.

155. The following shall apply to the adjustment or replacement of incentives:

156. The Company shall adjust an incentive to preserve its integrity when it requires modification to reflect new or changed conditions which are not sufficiently extensive to require cancellation and replacement of the incentive which, result from mechanical improvements made by the Company in the interest of improved methods or products, or from changes in equipment, manufacturing processes or methods, materials processed, or quality or manufacturing standards. Such adjustment shall be made effective as of the new date of the new or changed

SECTION 9 - RATE OF PAY
conditions requiring it, and shall be established in accordance with the procedure set forth in Paragraph 170.

157.The Company shall establish a new incentive to replace an existing incentive when such new or changed conditions as defined in Paragraph 156 are of such magnitude that replacement of the incentive is required.

158.In the event that an incentive is to be replaced pursuant to Paragraph 157, and such replacement incentive is not ready for installation, the Company shall cancel the incentive to be replaced and shall establish an interim period, until such replacement incentive is applied, as follows:

159.The interim period shall continue until the Company installs the new incentive, which shall be at the earliest practicable date following cancellation of the incentive to be replaced, but not later than six (6) months from such cancellation, unless such period is extended by mutual agreement between the Company and the Grievance Committee.

160.Each employee on the respective job during the interim period shall receive, in addition to the applicable standard hourly wage rate, a special hourly interim allowance equal to the percentage equivalent of the straight time average hourly earnings (which does not include the applicable hourly additive) above the Base Rate for Incentive Calculation of all regularly assigned incumbents of the job during the three (3) months immediately preceding the changed condition, provided the average performance of such three (3) month period is maintained. If the job involved is a new job, the interim allowance shall be the average interim allowance.

161.Such special hourly interim allowance shall be identified with the job; apply to any employee while on such job; and

SECTION 9 - RATE OF PAY
continue in effect until the replacement of the cancelled incentive becomes effective.

162.In case an employee receiving a special hourly interim allowance voluntarily maintains a performance appreciably below that of the three (3) months immediately preceding the changed condition, after notification to such employee and the grievance committee person representing the employee. Application of the special hourly interim allowance may be suspended during such further portion of the interim period as the lower rate of performance voluntarily is maintained.

163.New incentives established pursuant to Paragraphs 154 and 156 shall be established in accordance with the following procedures:

164.The Company will develop the proposed incentive.

165.The proposal will be submitted to the Union Rate and Incentive Committee along with such additional employees as the committee and the Company shall deem appropriate. The Company shall explain the incentive for the purpose of arriving at agreement with such committee as to its installation. The Company shall, at such time, furnish such explanation with regard to the development and determination of the incentive as shall reasonably be required in order to enable the committee and such employees to understand how such incentive was developed and determined and shall afford them a reasonable opportunity to be heard with regard to the proposed incentive.

166.If agreement is not reached, the matter shall be reviewed in detail by the Union Rate and Incentive Committee and the Company for the purpose of arriving at mutual agreement as to installation of the incentive.

SECTION 9 - RATE OF PAY
167.Should agreement not be reached, the proposed incentive may be installed by the Company and the employees effected may at any time after thirty (30) days, but within one hundred eighty (180) days following installation, file a grievance in step 2 alleging that the incentive does not provide equitable incentive compensation. Such grievance shall be processed under the grievance and arbitration procedure of this Agreement. If the grievance is submitted to the arbitration procedure, the arbitrator shall decide the question of equitable incentive compensation and the decision of the arbitrator shall be effective as of the date when the incentive was put into effect.

168. In the event the Company does not develop an incentive, as provided in Paragraph 157, the employee(s) effected may, if filed promptly in step 2, process a grievance under the grievance and arbitration procedures of this Agreement requesting that an incentive be installed in accordance with the provisions of this subsection. If the grievance is submitted to arbitration, the decision of the arbitrator shall be effective as of the date the grievance was filed.

169.When an incentive is replaced, pursuant to Paragraph 157, the incentive earnings (which do not include the applicable hourly additive) expressed as percentage above the Base Rate for Incentive Calculation on the replacement incentive for a job covered thereunder shall not be less than the percentage of incentive earnings (which do not include the applicable hourly additive) received as an average by regularly assigned incumbents of that job under the replaced incentive during the three (3) months preceding the new or changed conditions provided that the average performance during such three (3) month period is maintained. As to any job which did not exist under the replaced incentive, the average percentage calculated for jobs which did exist shall apply under the same conditions.

SECTION 9 - RATE OF PAY
170. Adjusted incentives, established pursuant to Paragraph 156 shall be established in accordance with the following procedure:

171.The Company will develop and install the adjustment as soon as practicable.

172.The adjustment will be submitted to the Union Rate and Incentive Committee for the purpose of notification, and the Company shall furnish such explanation of the adjustment as shall reasonably be required to enable the committee to understand how such adjustment was developed.

173.The employees affected may at any time after thirty (30) days, but within one hundred eighty (180) days following installation, file a grievance in step 2 which shall be processed under the grievance and arbitration procedure of this Agreement. If the grievance is submitted to the arbitration procedure, the arbitrator shall decide the issue of compliance with the requirements of Paragraph 156 and the decision of the arbitrator shall be effective as of the date when the adjustment was put into effect.

174.In the event the Company does not adjust an incentive, as provided in Paragraph 156, the employee or employees affected may, if filed promptly, in step 2 process a grievance under the grievance and arbitration procedures of this Agreement requesting that an adjustment to the incentives be installed in accordance with the provisions of this subsection.

                   BASIS FOR CALCULATION OF INCENTIVE EARNINGS

175.The applicable standard hourly wage rates shall be the established rates of pay for all hours of work.

176.The hourly wage rates identified as Base Rates for Incentive Calculations in Appendices A.1, A.2 and A.3 of this Agreement

SECTION 9 - RATE OF PAY
shall be the base rate from which to calculate incentive earnings.

177.An "add-on", equivalent to the difference between the applicable Standard Hourly Wage Rate, and the Base Rate for Incentive Calculations listed in Appendices A.1, A.2 and A.3 shall be added for all hours of work on incentive jobs.

                               EXISTING INCENTIVES

178.All existing incentives, including all existing rates incidental to each incentive (such as hourly, base, piecework, tonnage, premium, bonus, stand-by, etc.) shall remain in effect until replaced or adjusted by mutual agreement of the appropriate Union Rate and Incentive Committee and Company representative or until replaced or adjusted by the Company in accordance with the New and Adjusted Incentives Subsection.

179.Each employee, while compensated under an existing incentive, shall receive for the applicable single or multiple number of eight-hour turns, in effect, the highest of the following:

180.The total earnings under such incentive, including the appropriate add-on as provided by Paragraph 177,

181.The total amount arrived at by multiplying the hours worked by the existing fixed occupational hourly rate, if any; or

182.The total amount arrived at by multiplying the hours worked by the applicable standard hourly wage rate.

                              CORRECTION OF ERRORS

183.Notwithstanding any provisions of this section, errors in application of rates of pay shall be corrected.

SECTION 9 - RATE OF PAY
                 OBSOLETE PRACTICE WITH RESPECT TO RATES OF PAY

184.Rates of pay practices, which are inconsistent with the provisions of this section, shall terminate as of the date of this Agreement.

                                  MISCELLANEOUS

185.In the event an employee is assigned temporarily at the request or direction of the Company from his regular job to another job, such employee, in accordance with the provisions of this section, shall receive the established rate of pay for the job performed, In addition, while performing work under such circumstances, such employee shall receive such special allowance as may be required to equal the earnings that otherwise would have been realized by the employee. This provision shall not affect the rights of any employee or the Company under any other provision of this Agreement.

                               SHIFT DIFFERENTIALS

186.For hours worked on the afternoon shift there shall be paid a premium rate of 30 cents per hour. For hours worked on the night shift there shall be paid a premium rate of 45 cents per hour.

187.For purposes of applying the aforesaid shift differentials, all hours worked by an employee during the workday shall be considered as worked on the shift on which he is regularly scheduled to start work, except:

188.An employee regularly scheduled for the day shift who completes his regular eight (8) hour turn and continues to work into the afternoon shift, shall be paid the afternoon shift differential for all hours worked on the afternoon shift.

189.Similarly, an employee who is regularly scheduled for the afternoon shift who completes his regular eight (8) hour turn

SECTION 9 - RATE OF PAY
and continues to work into the night shift, shall be paid the night shift differential for all hours worked on the night shift.

190.Similarly, an employee who is regularly scheduled for the night shift who completes his regular eight (8) hour turn and continues to work into the day shift in excess of four (4) hours shall continue to receive the night shift differential for the first four (4) hours worked on the day shift and shall be paid no differential for all hours worked in excess of four (4) on the day shift.

191.An employee regularly scheduled for the day shift who completes his regular eight (8) hour turn, and after leaving the Company's premises, is called out for the afternoon or night shift within the same workday, shall be paid the applicable shift differential for the hours worked on the afternoon or night shift.

192.Shifts shall be identified in accordance with the following:

193.DAY SHIFT includes all turns regularly scheduled to commence between 6:00 a.m. and 8:00 a.m., inclusive.

194.AFTERNOON SHIFT includes all turns regularly scheduled to commence between 2:00 p.m. and 4:00 p.m., inclusive.

195.NIGHT SHIFT includes all turns regularly scheduled to commence between 10:00 p.m. and 12:00 Midnight, inclusive.

196.Shift differential shall be included in the calculation of overtime compensation. Shift differential shall not be added to the base hourly rate for the purpose of calculating incentive earnings, but shall be computed by multiplying the hours worked by the applicable differential, and the amount so determined shall be added to earnings.

SECTION 9 - RATE OF PAY
197.Any hours worked by an employee on a regularly scheduled shift, which commences at a time not specified in Paragraph 192 above shall be paid as follows:

198.For hours worked which would fall in the prevailing day turn of the department, no shift differential shall be paid.

199.For hours worked which would fall in the prevailing afternoon turn of the department, the afternoon shift differential shall be paid.

200.For hours worked which would fall in the prevailing night turn of the department, the night shift shall be paid.

201.The shift differential, which applies to the shift on which time is made up, shall be paid for make-up time.

202.Shift differential shall be paid for allowed time or reporting time when the hours for which payment is made would have called for a shift differential, if worked.

                               SUNDAY PREMIUM PAY

203.For each hour worked by an employee on Sunday, which is not paid for on an overtime basis, shall be paid a premium of 25% based on his regular rate of pay (as defined in Paragraph 263 of Section 11 hereof).

204.For the purpose of this provision, Sunday shall be deemed to be the twenty-four (24) hours beginning with the turn-change time nearest to 12:01 a.m., Sunday.

205.Sunday premium, based on the hourly wage rate, shall be paid for reporting allowance hours.

SECTION 9 - RATE OF PAY
                                TENTH DAY PREMIUM

206.An employee who is scheduled and works a ten (10) consecutive day schedule which begins on a Tuesday of one week, and ends on a Thursday of the next week, shall be paid a tenth day premium at the overtime rate for all hours worked on such tenth consecutive day.

207.The hours worked under the 10th day premium will count for the purpose of determining overtime liability.

SECTION 10 -- HOURS OF WORK

                           SECTION 10 - HOURS OF WORK
                                      SCOPE

208.This section defines the normal hours of work and shall not be construed as a guarantee of hours of work per day or per week. This section shall not be considered as any basis for the calculation or payment of overtime, which is covered solely by Section 11 - Overtime and Holidays.

                                 NORMAL WORKDAY

209.The normal workday shall be eight (8) hours of work in a twenty-four (24) hour period. The hours of work shall be consecutive, except when an unpaid lunch service period is provided, or where local working conditions provide otherwise.

                               NORMAL WORK PATTERN

210.The normal work pattern shall be five (5) consecutive workdays beginning on the first day of any seven (7) consecutive day period with the last two (2) days being the normal days off. The seven (7) consecutive day period may begin on any day of the calendar week. Days off cannot be split in your workweek unless by mutual consent of the Union and the Company.

211.A work pattern of less or more than five (5) workdays in the seven (7) consecutive day period, shall not be considered as deviating from the normal work pattern provided the workdays are consecutive.

                                    SCHEDULE

212.All employees shall be scheduled on the basis of the normal work pattern except where: (a) such schedules regularly would require the payment of overtime; (b) deviations from the normal work pattern are necessary because of breakdowns or other matters beyond the control of the Company; or (c) schedules deviating from the normal work pattern as established by

SECTION 10 -- HOURS OF WORK

agreement between the Company and the Union Executive Committee.

213.Schedules showing employees' workdays (days and hours) shall be posted no later than 2:00 p.m. on Thursday of the week preceding the calendar week in which the schedule becomes effective, unless otherwise agreed upon by the parties. Schedules will not be changed after 2:00 p.m. on Thursday, except for breakdowns or other matters beyond the control of the Company. Schedules will not be changed after 2:00 p.m. on Thursday for the sole purpose of avoiding overtime.

214.Any employee, whose last scheduled turn ends prior to the posting of his schedule for the following week, will be given an opportunity to obtain information relating to his next scheduled turn. This procedure will also be applicable with respect to employees returning from vacation.

215.Employees cannot be required to work schedule changes made after the Thursday posting unless the Company first makes a good faith effort to find replacements in compliance with the Contract for the affected employee(s) who have previous commitments and want the time off. The employee must notify the Company that he does not want to work on the rescheduled day no later than the end of his first full shift following the posting of the change. If the Company cannot find a replacement, the employee will have the right to find a qualified replacement, defined as a person in the department who has held or currently holds the position being filled, who is willing to work. If neither the Company nor the affected employee can find a replacement, the effected employee will have to work the schedule.

216.If the replacement is found, the effected employee will not be charged an absentee occurrence.

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

SECTION 10 -- HOURS OF WORK

217.When an employee is called to work on his scheduled day off, to fill an emergency vacancy or to perform emergency work which in no way effects the remainder of his scheduled work, such employee will be permitted to complete his schedule provided work is available.

                              REPORTING ALLOWANCES

218.An employee who is scheduled or notified to report for work and who does report for work, shall be provided with and assigned to a minimum of four (4) hours of work on the job for which he was scheduled or notified to report. In the event work is not available, he shall be assigned or reassigned to another job and paid at the job class rate for which he reported. In the event, he reports for work, and no work is available, he shall be released from duty before he works a minimum of four (4) hours and he shall be paid for the hours worked in accordance with Section 9 - Rates of Pay, and credited with a reporting allowance equal to the standard hourly wage rate of the job for which he was scheduled or notified to report multiplied by the unutilized portion of the four (4) hour minimum. Shift Differential and Sunday Premium additions, if any, shall apply in accordance with the provisions of Section 9.

219.The provisions of this Reporting Allowance Subsection shall not apply in the event that:

220.Strikes, work stoppages in connection with labor disputes, breakdown occurs after the starting time of the employee's shift or turn, failure of utilities beyond the control of the Company, or acts of God interfere with work being provided, or

221.An employee is not put to work or is laid off after having been put to work either at his own request or due to his own fault; or

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

SECTION 10 -- HOURS OF WORK

222.An employee refuses to accept an assignment or reassignment within the first four (4) hours as provided in Paragraph 218; or

223.The Company gives reasonable notice of a change in scheduled reporting time, or that an employee need not report. The Company and the Union Grievance Committee shall promptly determine what constitutes reasonable notice.

                                  ALLOWED TIME

224.If an employee, while engaged in work for which he was scheduled, is injured and a physician determines the employee is not physically fit to continue to perform such work, he shall be paid in accordance with Paragraph 385 for the remaining hours of his regularly scheduled workday.

225.Employees injured during their scheduled shift and requesting to visit a medical facility shall be paid for the time so spent within the limits of their scheduled shift in going to and from and while at the clinic. Employees visiting a medical facility while off duty will not be paid for time so spent. Employees shall be paid any wages for time lost on their shift, because of follow up appointments for work incurred injuries. The Company will pay statutorily required mileage for work related re-treatment visits and will make all follow up appointments.

                                   ABSENTEEISM

226.Employees who are unable to report for work as scheduled should call their supervisor, or other person designated, as far in advance as possible. Failure to follow this procedure will subject the employee to discipline under the "Progressive Discipline Policy".

SECTION 10 -- HOURS OF WORK

                                 ABSENTEE POLICY

227.Absenteeism will subject the employee to disciplinary action, as required, and based on absence records which will be maintained, starting with the employee's first occurrence of absence.

228.Absenteeism is defined as being absent from work on any scheduled workday or being late on any scheduled workday by more than two (2) hours, or leaving early on any scheduled workday, by more than two (2) hours.

229.Unless such absence from work is covered by Paragraphs 230 and 231, each day of absence will be counted as an occurrence. By way of example, an employee absent three (3) consecutive days, without clearance as defined in Paragraphs 230 and 231, would be charged with three (3) occurrences. Additionally, an employee absent for one (1) day on three (3) separate occasions would also be charged with three (3) occurrences.

230.Absence, as defined by the Agreement, due to bereavement, military obligation, jury duty or union business will not be recorded as an occurrence of absence. In addition, an absence for the death of a brother-in-law or sister-in-law (one (1) day in Tulsa area or up to three (3) days outside Tulsa area) and subpoenaed witness service will not count as an occurrence of absence.

231.Absences, including hospital confinement, work incurred injuries, medical emergencies of an employee's immediate family members (living in the home), including immediate family members (mother, father, son or daughter) not living in the home, and confirmed illnesses will not be recorded as an occurrence of absence, provided that a written statement is given to the Human Resources Department on or before the day

SECTION 10 -- HOURS OF WORK

the employee returns to work. (This does not relieve the employee of the responsibility to provide a release to return to work form prior to Thursday for scheduling purposes.)

232.A written statement must be signed by the doctor and must state the date on which the employee was ill or injured and that the illness or injury prevented him from working during the period of absence.

233.For each thirty (30) consecutive days without an occurrence, an employee with active occurrence(s) on his record will have one (1) occurrence deducted from his attendance record. An employee while on layoff status, disciplinary suspension, leave of absence, sickness and accident or workers' compensation leave shall not accumulate any days toward this thirty (30) consecutive day period.

234.All absence records and warning slips which are twelve (12) months old or older, shall not be considered for purposes of disciplinary action. However, all absentee records become part of the employee's personnel file.

235.Instances of being tardy or leaving early represent another form of absenteeism. For purposes of establishing a tardy/leave early policy in conjunction with the absentee occurrence policy, three (3) tardy/leave early occurrences will count as one (1) absence occurrence. The same non-occurrence counting events for absences will apply to the tardy/leave early policy (refer to Paragraphs 230 and 231). For each ten (10) days worked, a tardy/leave early one-third (1/3) occurrence will be removed.

236.Corrective discipline will be administered according to the following:

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

SECTION 10 -- HOURS OF WORK

237.Three (3) active occurrences within a consecutive twelve (12) month period - verbal warning.

238.Five (5) active occurrences within a consecutive twelve (12) month period - written warning.

239.Seven (7) active occurrences within a consecutive twelve (12) month period - second written warning and employee on probation for the remainder of the twelve
(12) month period.

240.Any additional occurrences of absence during the probationary period will subject the employee to immediate discharge.

                                ATTENDANCE BONUS

241.For each thirty (30) consecutive days without an occurrence, an employee will earn four (4) hours of vacation pay. An employee, while on layoff status, disciplinary suspension, leave of absence, or off for reasons covered under Paragraph 231, shall not accumulate hours toward the attendance bonus program. An employee may earn up to forty (40) hours credit and then must decide if he wishes to schedule a week of vacation or take pay in lieu of vacation for his forty (40) hours. (The accumulation of forty (40) hours may cross calendar years but no more than forty (40) hours may be accumulated before the employee must make his decision.)

242.Additionally, if an employee accumulates less than forty (40) hours at the end of the calendar year, he may elect to take pay in lieu of vacation for those hours.

243.If the employee earns more than forty (40) hours in the calendar year, he may elect to take the excess as pay in lieu of vacation, or carry such hours into the next year.

SECTION 10 -- HOURS OF WORK

244.An employee who establishes forty (40) hours credit may elect to schedule time off as long as there are no schedule conflicts defined as: (a) manpower needs; (b) a conflict with a scheduled regular vacation; or (c) an attendance bonus vacation previously scheduled, on a first schedule basis. Continuous service shall prevail when two (2) or more employees attain forty (40) hours credit on the same date.

                      ALLOWANCE FOR JURY OR WITNESS SERVICE

245.An employee who is called for jury service, or subpoenaed as a witness, shall be excused from work for the days on which he serves. Service, as used herein, includes required reporting for jury or witness duty, when summoned, whether or not he is used. Such employee shall receive, for each day of service on which he otherwise would have worked, the amount calculated by the Company in accordance with the following formula. Pay shall be based on the number of days the employee would have worked had he not been performing jury service (plus any Holiday in such period which he would not have worked) and the pay for each day shall be eight (8) times his average straight time hourly rate (including applicable incentive earnings but excluding shift differentials, Sunday and overtime premiums) during the last payroll period worked prior to service. The employee will present proof that he did serve or report as a juror, or was subpoenaed and reported as a witness, to the Human Resources Department within two (2) weeks of serving, in order to avoid unexcused absences.

                           ALLOWANCE FOR FUNERAL LEAVE

246.When death occurs to an employee's legal spouse, mother, father, mother-in-law, father-in-law, son, daughter, brother, sister, grandparents, grandchildren (including stepfather, stepmother, stepchildren, stepbrother or stepsister when they have lived with the employee in an immediate family relationship), an employee, upon request, will be excused and paid for up to a maximum of three (3) scheduled shifts (or for

SECTION 10 -- HOURS OF WORK

fewer shifts as the employee may be absent) which fall within a three (3) consecutive calendar day period; provided, however, that one such calendar day shall include the day of the funeral and it is established that the employee attended the funeral. Payment shall be eight (8) times his average straight time hourly earnings (as computed for jury pay). An employee will not receive funeral pay when it duplicates pay received for time not worked for any other reason. Time thus paid will not be counted as hours worked for purposes of determining overtime or premium pay liability.

                                    OVERTIME

247.The parties recognize that schedules that regularly require overtime for extended periods should not be used solely for the purpose of preventing the recall of laid-off or demoted employees.

248.When employees qualified to perform the work could be recalled because it is reasonably foreseeable that there will be work for such employees for a period of two (2) or more weeks, and the Company determines that such work should nevertheless be done on an overtime basis instead of recalling such employees, it will first notify the Union and, upon the request of the appropriate grievance committee person, will discuss its reasons and review with him any suggested alternative in an effort to reach a mutually satisfactory solution. Such discussion and review will constitute full compliance with the requirements of these Paragraphs 247 and 248.

SECTION 10 -- HOURS OF WORK

                 ELECTRIC FURNACE DEPARTMENT OVERTIME AGREEMENT

249.The following procedure will be followed:
          A. When the filling of a vacancy is necessary, assign a straight time employee if available.
          B. The employee on duty who is working on the job will be offered the double.
          C. The employee regularly scheduled on the job on the following turn will be called.
          D. The employee regularly scheduled on the job, which is scheduled off, will be called.
          E. In the event A, B, C or D does not desire the overtime, the employees on the turn may move up in the line of progression and the lowest vacancy may be filled by the senior employee accepting the overtime assignment from the turn prior to where the vacancy occurs.
          F. If a vacancy is not filled by A, B, C, D or E, a weekly overtime request list will be available in the furnace, casting, and crane areas for signatures and badge numbers of employees desiring overtime.
          G. If a vacancy is not filled by A, B, C, D, E or F, the overtime shall be offered by seniority in the line of progression.

            ELECTRIC FURNACE MILLWRIGHT AND OILER OVERTIME AGREEMENT

250.The following procedure will be followed:
          A. When the filling of a vacancy is necessary, assign a straight time employee if available.
          B. The employee on duty who is working on the job will be offered the double.
          C. The employee regularly scheduled on the job on the following turn will be called.
          D. The employee regularly scheduled on the job that is scheduled off will be called.

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

SECTION 10 -- HOURS OF WORK

          E. In the event A, B, C or D does not desire the overtime, the other employee on the turn, if qualified, will be asked. If the vacancy is still not filled, the remaining assigned department employees will be asked by seniority as defined by Paragraph 313

                      CASTING TECHNICIAN OVERTIME AGREEMENT

251.The following procedure will be followed:
          A. When the filling of a temporary vacancy is necessary, assign a straight time employee if available.
          B. The employee on duty who is working on the job will be offered the double.
          C. In the event A or B does not desire the overtime, the overtime will be offered to the other qualified Casting Technicians by seniority.

                          SWITCHING OVERTIME AGREEMENT

252.The following procedure will be followed:
          A. When the filling of a vacancy is necessary, assign a straight time employee if available.
          B. The employee on duty who is working on the job will be offered the double.
          C. The employee regularly scheduled on the job on the following turn will be called.
          D. The employee regularly scheduled on the job who is scheduled off will be called.
          E. In the event A, B, C or D does not desire the overtime, the department will be polled by seniority to fill the vacancy with a qualified replacement.

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

SECTION 10 -- HOURS OF WORK

                        MERCHANT MILL OVERTIME AGREEMENT

253.The following procedure will be followed:
          A. When the filling of a vacancy is necessary, assign a straight time employee if available.
          B. The employee on duty who is working on the job will be offered the double.
          C. The employee regularly scheduled on the job on the following turn will be called.
          D. The employee regularly scheduled on the job that is scheduled off will be called.
          E. In the event A, B, C or D does not desire the overtime, the employees on the turn may move up in the line of progression and the lowest vacancy may be filled by the senior employee requesting the overtime assignment from the turn prior to where the vacancy occurs.
          F. If a vacancy is not filled by A, B, C, D or E, a weekly overtime request list will be available for signatures and badge numbers of employees desiring overtime.
          G. If a vacancy is not filled by A, B, C, D, E or F, the overtime shall be offered by seniority in the line of progression.

                     POST SHOP DEPARTMENT OVERTIME AGREEMENT

254.The following procedure will be followed:
          A. When the filling of a vacancy is necessary, assign a straight time employee if available.

          B. The employee on duty who is working on the job will be offered the double.

          C. The employee regularly scheduled on the job on the following turn will be called.

          D. The employee regularly scheduled on the job that is scheduled off will be called.

          E. In the event A, B, C, or D does not desire the overtime, the vacancy may be filled by the senior employee

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

SECTION 10 -- HOURS OF WORK

               requesting the overtime assignment from the turn prior to where the vacancy occurs. An overtime request list will be available in each spell room during the first half of each turn for signatures and badge numbers.

          F. Unit employees will be scheduled for down turn non-scheduled overtime on the basis of seniority as defined by Paragraphs 313 and 314.

255.The department will be considered a single unit for scheduling and filling temporary day-to-day vacancies, but each line will be considered separate units in the event of breakdowns and release of a crew during a schedule period.

                         MACHINE SHOP OVERTIME AGREEMENT

256.Overtime opportunity shall be on the basis of relative equal distribution for the machinist(s).

                    ELECTRICAL MAINTENANCE OVERTIME AGREEMENT

257.Assigned Electrical Maintenance
          The following procedure will be followed:
          A. When the filling of a vacancy is necessary, assign a straight time employee if available.
          B. The employee on duty who is working on the job will be offered the double.
          C. The employee regularly scheduled on the job on the following turn will be called.
          D. The employee regularly scheduled on the job who is scheduled off will be called.

258.Shop Electrical Maintenance
Overtime opportunity shall be on the basis of relative equal distribution for those normally scheduled in the Electric Shop.

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

SECTION 10 -- HOURS OF WORK

                           RECLAIM OVERTIME AGREEMENT

259.A.For assignment of overtime on a daily basis during a normal five (5) day workweek, the employee working that particular job will be offered the overtime.
    B.For assignment of overtime on a sixth (6th) or seventh (7th) day (of a normal five (5) day workweek,) the overtime will be filled by seniority and incumbency.

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SECTION 11 - OVERTIME AND HOLIDAYS

                       SECTION 11 -- OVERTIME AND HOLIDAYS
                                     PURPOSE

260. This section provides the basis for the calculation of, and payment for, overtime and Holidays, and shall not be construed as a guarantee of hours of work per day or per week.

                               DEFINITION OF TERMS

261. The payroll week shall consist of seven (7) consecutive days beginning at 12:01 a.m. Sunday, or at the turn changing hour nearest to that time.

262. The workday for the purpose of this section is the twenty-four (24) hour period beginning with the time the employee begins work.

263. The regular rate of pay, as the term is used in this section, shall mean the hourly rate which the employee would have received for the work, had it been performed during non-overtime hours, such regular rate of pay shall be the average straight time hourly earnings (including incentive) as computed in accordance with existing practices.

               CONDITIONS UNDER WHICH OVERTIME RATES SHALL BE PAID

264. Overtime at the rate of one and one-half times the regular rate of pay shall be paid for:

265. Hours worked in excess of eight (8) hours in a workday;

266. Hours worked in excess of forty (40) hours in a payroll week;

267. Hours worked on the sixth (6th) or seventh (7th) workday in a payroll week during which work was performed on five (5) other workdays;

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SECTION 11 - OVERTIME AND HOLIDAYS
268.If an employee is scheduled six (6) or seven (7) days in a payroll week, and the schedule is changed so that the employee is laid off on any of the first five (5) scheduled days, whether consecutive or not, but the employee works his scheduled sixth (6th) or seventh (7th) day, the employee will receive overtime for such sixth (6th) or seventh (7th) day as if the employee had worked the first five (5) days of the scheduled payroll week.

269.Hours worked on a second reporting in the same workday where the employee has been recalled or required to report to the plant after working less than eight (8) hours on his first shift, provided that his failure to work eight (8) hours on his first reporting was not caused by any of the factors mentioned in Paragraphs 220, 221, 222 and 223 for purposes of disqualifying an employee for reporting allowance.

270.For all hours worked by an employee on any of the Holidays specified below, overtime shall be paid at the overtime rate of two and one-half times the regular rate of pay.

271...........................The Holidays specified are:

                  January 1
                  Good Friday  (Friday before Easter)
                  Memorial Day, which shall be the last Monday in May
                  July 4
                  Labor Day
                  Thanksgiving
                  Day after Thanksgiving
                  Day before Christmas Day
                  Christmas Day

272.The Holiday shall be the twenty-four (24) hour period beginning at the turn-changing hour nearest to 12:01 a.m. of the

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SECTION 11 - OVERTIME AND HOLIDAYS
Holiday. If the calendar Holiday is on Sunday, for the purposes of this Agreement, the Holiday shall be the following Monday.

                           PAY FOR HOLIDAYS NOT WORKED

273.Each employee shall receive Holiday pay for each of the nine (9) Holidays, provided the employee meets the eligibility requirements at the time of such designated Holiday.

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SECTION 11 - OVERTIME AND HOLIDAYS


        ELIGIBILITY REQUIREMENTS FOR HOLIDAY PAY FOR HOLIDAYS NOT WORKED

274.......................An eligible employee is one who:

275.....Has worked four (4) weeks since his last hire;

276.Performs work or is on vacation in the payroll period in which a Holiday occurs; or if he is laid off for such payroll period, performs work or is on vacation in both the payroll period preceding and the payroll period following the payroll period in which the Holiday occurs.

277.Works as scheduled or assigned both on his last scheduled workday prior to the Holiday and his first scheduled workday following the Holiday; provided however, absence on such day or days if supported by reasonable proof of just cause will not effect eligibility.

278Failure to work on a Holiday, when scheduled to work, shall disqualify an employee for unworked Holiday pay; provided however, absence on such day is supported by reasonable proof of just cause will not effect eligibility.

279An eligible employee who would otherwise be entitled to pay for an unworked Holiday, and who shall be scheduled, pursuant to the provisions of Section 12 - Vacations, to take a vacation during a period when such Holiday occurs shall be paid for the unworked Holiday in addition to his vacation pay (for this purpose, the provision of Paragraph 277 shall not apply to affect eligibility). This provision shall apply to:

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SECTION 11 - OVERTIME AND HOLIDAYS
         A. An employee whose vacation has been scheduled prior to his layoff and who thereafter is laid off and takes his vacation as scheduled, or

         B. An employee who is not at work at the time his vacation is scheduled, but who thereafter returns to work and then is absent from work during a Holiday week because of his scheduled vacation. An employee who is not working at the time his vacation commences is not eligible for Holiday pay for a Holiday occurring during his vacation within the meaning of Paragraphs 276 and 277.

                       CALCULATION OF UNWORKED HOLIDAY PAY

280.An employee who does not work on a Holiday and who meets the eligibility requirements for unworked Holiday pay shall be paid eight (8) times his average straight time earnings (which includes incentive) per hour during the pay period immediately preceding the pay period in which such Holiday occurs exclusive of shift, Sunday, and overtime premiums.

                                  REPORTING PAY

281.An employee who shall be entitled to reporting pay on a Holiday under the provisions of Section 10 - Hours of Work, and who would otherwise be entitled to Holiday pay for that day shall, in addition to such reporting pay, be paid Holiday pay.

282.An employee who shall work more than four (4) hours on such Holiday and who would otherwise be entitled to Holiday pay shall, in addition to being paid for the hours worked by him on that day, be paid an amount equal to the excess of eight (8) over the number of hours actually worked on that day times his average straight time earnings which includes incentive during the pay period in which such Holiday occurs, exclusive of shift, Sunday and overtime premiums, unless he shall voluntarily quit work before completing eight (8) hours of work on that day, in

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SECTION 11 - OVERTIME AND HOLIDAYS
which event he shall not be entitled to any Holiday pay for that day.

                                 NON-DUPLICATION

283.Hours compensated for at overtime rates shall not be counted further for any purpose in determining overtime liability under the same or any other provisions, provided, however, that a paid Holiday, whether worked or not, shall be counted for purposes of computing overtime liability.

284.Except as above provided, hours paid for, but not worked, shall not be counted in determining overtime liability.

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SECTION 12 -- VACATIONS

                             SECTION 12 -- VACATIONS

                                   ELIGIBILITY

285.To be eligible for a vacation in any calendar year during the term of this Agreement, the employee must:

286.Have one (1) year or more of continuous service, and

287.Have worked 1040 hours in the preceding calendar year; except:

         A. In the case of an employee who completes one (1) year of continuous service in such calendar year, must have worked 1040 hours or more since his date of hire.
         B. In the case of an employee with more than one (1) year of continuous service who fails to work 1040 hours in any calendar year due to a layoff or illness, shall receive one (1) week of vacation; provided the employee had met the eligibility requirement in the prior year.
         C. In the case of an employee with more than one (1) year of continuous service who fails to work 1040 hours in any calendar year due to a work related disability, shall receive his regular vacation entitlement for up to two (2) years, including the year in which the disability was incurred.
         D. The Company shall follow the federal statutes in regard to an individual's vacation entitlement while on military leave.

288.An employee, even though otherwise eligible under the Section 12 -- Eligibility Subsection forfeits the right to receive vacation benefits under this section if he quits, retires, dies, or is discharged prior to January 1, of the vacation year.

                 LENGTH OF VACATIONS AND AMOUNT OF VACATION PAY

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SECTION 12 -- VACATIONS
289. An eligible employee who has attained the years of continuous service indicated in the following table in the respective calendar years of this Agreement shall receive vacation corresponding to such years of continuous service as shown in the following table:

            ---------------------------------------------------------
            Years of Service          Weeks of vacation
            1 but less than 3          1 Week
            3 but less than 10         2 Weeks
            10 but less than 17        3 Weeks
            17 but less than 25        4 Weeks
            25 or more                 5 Weeks
            ---------------------------------------------------------

290.A week of vacation shall consist of seven (7) consecutive days.

                             SCHEDULING OF VACATIONS

291.On or promptly after October 1, of each year, each employee entitled or expected to become entitled to take vacation time off in the following year will be requested to specify in writing (not later than thirty (30) days after the receipt of such request), on a form provided by the Company, the vacation period or periods he desires.

292.Notice will be given an employee at least sixty (60) days in advance of the date the vacation period is scheduled to start, but in any event not later than January 1, of the year in which the vacation is to be taken.

293.Vacations will, so far as practicable, be granted at times most desired by employees (longer service employees being given preference as to choice), but the final right to allot vacation periods and to change such allotments is exclusively reserved to the Company in order to insure orderly operation of the plant.

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SECTION 12 -- VACATIONS
294.Any employee absent from work because of layoff, disability, or leave of absence at the time employees are requested to specify the vacation periods they desire and who has not previously requested and been allotted a vacation period for the calendar year, may be notified by the Company that a period is being allotted as his vacation period but that he has the right within fourteen (14) days to request some other vacation period. If such employee notifies the Company in writing, within fourteen (14) days after such notice is sent, that he desires some other vacation period, he shall be entitled to have his vacation scheduled in accordance with Paragraph 293.

295.If an employee is on layoff from the plant at any time before the beginning of his scheduled vacation, hereunder, he may request to have his vacation start at any time during such layoff and if the Company agrees to grant his request, the Company shall have the right to set forth the appropriate conditions under which the Company grants his request.

296.Where an employee transfers from one seniority unit to another, subsequent to January 1 in any given year, he shall take his vacation in accordance with the schedule established in his old seniority unit, except as orderly operations of his new seniority unit preclude it. He shall not be entitled to have any regular vacation schedule previously established in his new seniority unit changed because of his entry into that unit. Should there be a conflict between the transferred employee and an employee in the unit, the employee in the unit shall retain his preference in competition with the transferred employee, regardless of continuous service.

                                REGULAR VACATIONS

297.Vacations may be scheduled throughout the calendar year.

298.The Company may, with the consent of the employee, pay him vacation allowance, in lieu of time off for vacation, for any

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SECTION 12 -- VACATIONS
weeks of regular vacation in excess of two (2) weeks in any one (1) calendar year.

299.Regular vacation shall be scheduled in a single period of consecutive weeks. However, in the event the orderly operations of the plant require regular vacations of two (2) or more weeks may be scheduled in two (2) periods, neither, of which may be less than one (1) week. With the consent of the employee, regular vacation may be scheduled in any number of periods, none of which may be less than one (1) week.

300.In case the Company desires to schedule regular vacations for employees during a shutdown period instead of in accordance with the previously established vacation schedules for that year, the Company shall give effected employee(s) sixty (60) days notice of such intent. In the absence of such notice, employee(s) shall have the option to take his regular vacation during the shutdown period or to be laid off during the shutdown and to take his regular vacation at the previously scheduled time.

301.Any employee otherwise entitled to vacation, pursuant to Section 12 -- Vacations of this Agreement in the calendar year in which he retires under the terms of any pension agreement between the parties which makes him eligible for a special initial pension amount, but who has not taken such vacation prior to the date of such retirement, shall not be required to take a vacation in that calendar year and shall not be entitled to vacation pay for that calendar year.

302.The calendar week containing New Year's Day may be taken as a week of vacation for either the year preceding New Year's Day or the year in which New Year's Day falls, except when New Year's Day falls on a Sunday, provided such vacation week has been scheduled in accordance with this section.

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SECTION 12 -- VACATIONS
303.If the Company in its sole discretion, schedules a shutdown of any operation during the calendar week containing Christmas Day, any employee who is not scheduled to work due to the shutdown in such week and who has completed his vacation entitlement for that year may elect to reschedule a week of regular vacation for which the employee has qualified and will be entitled in the following calendar year into the shutdown week; provided, however that vacation pay for such vacation week, calculated as though the week were scheduled and taken in the next following year will be paid on the regular payday for the pay period in which the shutdown vacation falls; and provided further that no vacation pay for a vacation rescheduled hereunder will be paid to an employee who quits, retires, dies, or is discharged prior to January 1 of the year from which the shutdown vacation was rescheduled. In the application of this Paragraph 303, when the basis for calculation of an employee's vacation pay for the following calendar year is not available, his vacation payment hereunder shall be made on the basis for calculation of his vacation pay in the current calendar year with appropriate adjustment to be made when the basis for the following calendar year becomes available.

                         VACATION SCHEDULING GRIEVANCES

304.It is recognized that the parties locally have the burden of resolving disputes relating to the scheduling of individual vacations pursuant to the Schedule of Vacations Subsection. Should they be unable to do so, any such request or complaint in order to be considered further, must be referred to the procedure provided in Section 6 -- Step 1 of this Agreement not later than fifteen (15) days after notification of the scheduled vacation (or changed scheduled vacation) is given to the employee.

305.In the resolution of a request or complaint under this subsection, the Company's determination as to the scheduling required to conform to the requirements of operations shall be evaluated on the same basis as heretofore.

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SECTION 12 -- VACATIONS
                                  VACATION PAY

306.All vacation weeks will equal forty (40) times the Average Hourly Vacation Rate (A.H.V.R.). The A.H.V.R. equals all Standard Hourly Wage Rate earnings as shown in Appendix A (including incentives); exclusive of overtime premium, Sunday premium, Holiday premium, shift differential, vacation pay, pay in lieu of vacation, and unworked Holiday pay divided by all hours worked. The A.H.V.R. will be used to calculate any vacation hours earned under the absentee policy.

307.Any employee who did not work in the prior year shall have his vacation pay computed on the basis of his last calculated vacation rate.

                               VACATION ALLOWANCE

308.The Union and the Company agree that their mutual objective is to afford maximum opportunity to the employees to obtain their vacations and to attain maximum production. All employees eligible for vacation shall be granted their vacation except as provided in Paragraph 298.

309.The vacation allowance due an employee shall be computed as provided in the
Section 12 -- Vacation Pay Subsection.

310. Any payment of vacation allowance pursuant to this section shall not require the Company to reschedule the vacation of any other employee.

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SECTION 13 -- SENIORITY
==========================================================

                             SECTION 13 -- SENIORITY

                          SENIORITY STATUS OF EMPLOYEES

311.Continuous service (seniority) shall be calculated from date of first employment or re-employment following a break in continuous service in accordance with the Break in Continuous Service Subsection, whichever is later.

312.In recognition, however, of the responsibility of the Company for the efficient operation of the plant, it is understood and agreed that in all cases of:

                           FILLING PERMANENT VACANCIES

313.Selections will be made on the basis of plant wide seniority, providing the senior bidder possesses the necessary physical and mental abilities to perform all the work normally required by the job.

             DECREASE IN FORCES, DEMOTIONS, OR RECALLS AFTER LAYOFFS

314.Selections will be made on the basis of plant wide seniority, providing the senior employee possesses the necessary physical abilities to perform all the work normally required by the job.

315.For the purpose of applying Paragraphs 313 and 314, when the International Representative and the Union Grievance Committee are in dispute with the Manager, Employee Relations as to an employee's ability to perform the job, the Company will determine the employee's present ability by means of a trial period to see whether or not he can satisfactorily perform all duties of the job. An employee, to qualify for the job, must be able to perform all of the duties of the job without further training. The trial period will be ten (10) working days for the effected employee.

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SECTION 13 -- SENIORITY
==========================================================

                        NEW HIRES/PROBATIONARY EMPLOYEES

316.Newly hired employees and those employees hired after a break in continuity of service will be regarded as probationary employees for the first eight (8) weeks of actual work. Probationary employees may be laid off or discharged as exclusively determined by the Company. Future new hires will be hired and scheduled as full time employees. The probationary period will be used for training and evaluation. When new employees start working on the same date, the greater continuous service will be given the employee in age.

317.When an employee completes any portion of the probationary period and is laid off and then is later recalled, said employee will be required to work only the remaining amount of time needed to complete the original probationary period.

318.After completing four (4) weeks, an employee shall receive unworked Holiday pay. Upon successfully completing the eight (8) week probationary period, the employee will be eligible (a) to bid on permanent vacancies, and (b) for all health benefits effective the first day following the completion of the eight
(8) week probationary period.

                                  RATES OF PAY

319.A bid is not finalized or accepted until the end of the forty-five (45) day trial period in which an employee may elect to reject the bid, or the Company may elect to reject the bidder, in compliance with the Agreement. The employee must actually work forty-five (45) days in the department in which he bid.

                               ADDITIONAL BENEFITS

320.Upon attaining two (2) years of continuous service, an employee will become eligible to participate in the Supplemental Unemployment Benefit Plan and the Gainsharing Plan. Upon

                                       76
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SECTION 13 -- SENIORITY
==========================================================

attaining four (4) years of continuous service, an employee will become eligible to participate in the Attendance Bonus Plan.

                           BREAK IN CONTINUOUS SERVICE

321.Continuous service shall be broken in the manner set forth below:

322................................................Quit;

323.Discharge, provided that if the employee is rehired within six (6) months the break in continuous service shall be removed;

324..................Layoff in excess of one (1) year;

325.Exceeding a leave of absence that shall be considered voluntary quitting;

326.Violation and/or misuse of conditions of an authorized leave;

327.Absence for five (5) consecutive working days without properly notifying the Company, in which case the employee shall be considered to have quit voluntarily. Where an employee is delayed in giving notice by causes beyond his own control, he shall notify the Company as soon as possible under the circumstances;

328.Failure to report to work from layoff within fourteen (14) days after written notice to report has been sent to his last address as it appears on the records of the Company and allowing usual time for delivery to such address. (It shall be the duty of all employees to notify the Company in writing of any change of address);

329................................................Retires;

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

SECTION 13 - SENIORITY
======================================================

330.Acceptance of severance as outlined in Section 16.

331.If an employee is absent because of physical disability in excess of two (2) years, he shall continue to accumulate continuous service during such absence for an additional period equal to (a) three (3) years, or (b) the excess, if any, of his length of continuous service at commencement of such absence over two (2) years, whichever is less. Any accumulation in excess of two (2) years during such absence shall be counted, however, only for purposes of Section 13, including local agreements thereunder, and shall not be counted for any other purpose under this or any other Agreement between the Company and the International Union. In order to avoid a break in service within the above period after an absence in excess of two (2) years, an employee absent due to physical disability must report for work promptly upon termination of the cause.

332.Absence due to a compensable disability incurred during the course of employment shall not break continuous service, provided such individual returned to work within thirty (30) days after final payment of statutory compensation for such disability, or after the end of the period used in calculating a lump sum payment.

                         DETERMINATION OF SENIORITY UNIT

333.Seniority shall be applied in the seniority unit, which may be an entire department or any subdivision thereof, as established or agreed upon. Employees who acquire a permanent vacancy shall hold job incumbency on that job. Such employees retain their incumbent right to such job until they voluntarily relinquish such rights by permanently transferring to another job.

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SECTION 13 - SENIORITY
======================================================

                               PERMANENT VACANCIES

334.A permanent vacancy is a vacancy to which no employee has seniority entitlement.

335.A permanent vacancy is filled first from within the department by moving up from job level to job level within the unit line of progression based on plant seniority with any resultant unfilled unit vacancy being filled from within the department. Any remaining permanent vacancies are filled by bid from plant wide competition.

336.Permanent vacancies for plant wide competition shall be posted for a period of ten (10) calendar days. Individual bid applications are to be filed in writing with the Department of Human Resources. The successful candidates will be scheduled on the next work schedule following the posting period.

337.During the bid period and until the successful candidate is on the job, the vacancy will be filled under the Temporary Vacancy Subsection provisions.

338.Employees, who hold job incumbency rights on permanent jobs in the department in which an opening occurs and who are not currently working in the department, shall have prior right to return to fill such openings before they are open for bid.

339.Any employee who declines to fill a permanent vacancy shall not exercise his seniority rights to displace the employee who was awarded the vacancy in his place, but will be permitted to exercise his seniority rights to fill future vacancies and shall hold his full seniority rights on his job so far as cutbacks and layoffs are concerned.

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SECTION 13 - SENIORITY
======================================================

340.A bidding employee who is absent because of a disability resulting from an industrial accident at the time of a plant wide bid award shall be considered for the position in accordance with the Section 13 - Seniority Status of Employees Subsection, except that the seniority factor of physical fitness shall be considered on the basis of the physical fitness for the job reasonably expected to exist upon the employee's return to work. In the event such bidding employee is awarded the job, on that basis, he shall be awarded job incumbency as of the date of the original bid award.

341.An employee who is awarded a bid on a permanent vacancy in any other department than the department in which he holds an incumbency shall retain his seniority in the department from which he transferred for a period of forty-five
(45) days of actual work. During this forty-five (45) day period, he holds no incumbency rights in the department to which he bid and may not exercise his seniority rights for further advancement in that line of progression. At the end of this period, he shall establish seniority in the new department as of his first working day there.

                               TEMPORARY VACANCIES

342.A temporary vacancy is a vacancy to which some employee has seniority entitlement, but is not available.

343.Temporary vacancies shall be filled by moving up from job level to job level within the unit line of progression on the turn based on plant seniority. In the event the first eligible employee on the turn does not desire the assignment, the second and subsequently less senior employees in the line of progression will be offered the vacancy, and if not so filled voluntarily, the least senior qualified employee will be assigned to fill the temporary vacancy consistent with the safety and efficiency of

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SECTION 13 - SENIORITY
======================================================

the operation. A seniority unit employee so assigned will have preference over such senior employee(s) on all temporary vacancies that may occur on such higher job during the next thirty (30) days only.

344.The above method of filling temporary vacancies shall prevail; unless by mutual agreement between the Union Executive Committee and the Vice President of Operations or his designated representative, some other effective method is agreed upon, such as job bidding or job training for the job ahead.

345.From time to time when temporary increases in manpower needs are necessary for semi-skilled or skilled labor needed during maintenance down times, a temporary vacancy bid will be posted and awarded in compliance with Paragraph
313. The notice will contain information describing what types of skills are required, why the temporary vacancy exists and how long the temporary vacancy is expected to last.

346.If the vacancy extends thirty (30) days beyond the posted time period, the Union Executive Committee and the Vice President of Operations and/or his designated representative(s) will meet to determine whether the vacancy should be terminated, extended or bid as a permanent vacancy.

                           FORCE REDUCTION AND RECALL

347.In the event a decrease of work, other than decreases which may occur from day-to-day, results in the reduction to an average of thirty-two (32) hours per week for the employees in the seniority unit and a further decrease of work appears eminent, which in the Company's judgement may continue for an extended period and will necessitate a decrease of force or a reduction in hours worked for such employees below an average

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SECTION 13 - SENIORITY
======================================================

of thirty-two (32) hours per week, the Company and the Grievance Committee will confer in an attempt to agree as to whether a decrease of force shall be effected in accordance with this section or the available hours of work shall be distributed as equally between such employees as is practical with due regard for the particular skills and abilities required to perform the available work. In the event of disagreement, the Company shall not divide the work on a basis less than thirty-two (32) hours per week.

348.Demotions, layoffs, and other reductions in force shall be made in descending job sequence order from job level to job level in the line of progression starting with the highest job, and with the employee on such job having the least length of plant service. The sequence on a recall shall be made in the reverse order so that the same experienced people shall return to jobs in the same positions relative to one another that existed prior to the reduction.

                         LAYOFFS FROM THE SENIORITY UNIT

349.An employee reduced out of his line of progression and seniority unit due to a reduction in force shall be added to the displaced and unassigned employee list.

                       DISPLACED AND UNASSIGNED EMPLOYEES

350.The purpose of this section is to provide a procedure for assignment of displaced and unassigned employees to temporary vacancies on a weekly basis.

351.Definitions used in this procedure shall be as follows:

352."Displaced Employee" is an employee displaced from his seniority unit and eligible for assignment.

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SECTION 13 - SENIORITY
======================================================

353."Unassigned Employee" is an employee who does not have incumbency rights in a seniority unit.

354.Displaced and unassigned employees shall be reassigned to departments on the basis of seniority and preference and scheduled in the department on the basis of seniority.

355.Displaced and unassigned employees will be reassigned on the basis of plant seniority to temporary vacancies as follows:

356.All "Displaced and Unassigned Employees" will indicate on a "Preferred Assignment List" their preference for assignment to each of the current five (5) departments. These five (5) departments are Steel Production, Merchant Mill, Warehouse, Post Shop, and Reclaim. Each employee will assign a number from one
(1) to five (5) to each department with the number "1" being the most preferred and the number "5" being the least preferred.

357.Each schedule day, the weekly temporary vacancies will be filled from the preferred assignment list by seniority.

358.For Example: Mr. John Doe is the senior displaced or unassigned employee. He signs up on his preferred assignment list as follows.

           ------------------------------------------------------------
                          STEEL             WARE-
               NAME       PROD.     MILL    HOUSE     POST     RECLAIM
               ----       -----     ----    -----     ----     -------
               Doe, J.      5        1        4        2          3
           ------------------------------------------------------------

359.If a temporary vacancy exists in the Mill, Mr. Doe will be assigned to the Mill. If no vacancy exists in the Mill, the next preference for Mr. Doe would be the Post Shop, then Reclaim, and so forth, until a vacancy exists in the preferred order to which he will be assigned.

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======================================================

360.An employee may change his preferred assignment list at any time.

361.Probationary employees may not indicate a preference until completing their probationary period. Probationary employees will be assigned at the discretion of the Company.

362.In the event of a change in the manpower requirements after the schedule has been posted or a legitimate schedule mistake has been made in this procedure, the employee will be allowed to exercise his seniority rights to bump the junior employee(s) assigned from the displaced and unassigned employee list for that week. Any error made in the proper assignment of an employee to his new department will be resolved immediately.

363.In the event of improper layoff or failure to recall an employee in accordance with his seniority rights, in the absence of mutual agreement to an equitable lump sum payment, he shall be made whole for the period during which he is entitled to retroactivity in the same manner set forth in Paragraphs 114 and 115.

364.A displaced employee must return to his home department if a vacancy exists in said department before application of this procedure.

365.A displaced or unassigned employee shall not displace an incumbent department employee unless the incumbent is the junior person in the plant and the displaced or unassigned employee has been on layoff from the plant for the preceding three (3) weeks and is capable of performing the job in accordance with Paragraph 313.

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SECTION 13 - SENIORITY
======================================================

            PROMOTIONAL RIGHTS OF DISPLACED AND UNASSIGNED EMPLOYEES

366.An employee assigned to a vacancy in a seniority unit under the provisions of this section shall have no seniority rights in that unit in competition with an employee holding incumbency rights in that seniority unit.

                          TEMPORARY DEPARTMENT SHUTDOWN

367.Employees laid off from their seniority unit due to a department shutdown of three (3) weeks or less will be laid off from the plant, but may, at the employee's option, be added to the bottom of the displaced and unassigned list during such period.

     SENIORITY STATUS OF GRIEVANCE COMMITTEE PERSON AND LOCAL UNION OFFICERS

368.When a decrease in force continues to the point at which the President, Vice President, Recording Secretary, Financial Secretary, Treasurer and Grievance Committee would otherwise be laid off, they shall be retained in active employment so long as a work force is at work in the plant.

369.It is understood that the above officers must have local union duties directly allocated to daily contract administration and/or grievance processing in order to exercise these super seniority rights. In other words, they are members of the Negotiating and/or Grievance Committees.

370.Notwithstanding the provisions of any local seniority agreement, service accumulated by an employee in a seniority unit or on a job solely as the result of retention at work in accordance with this paragraph or its counterpart in prior Agreements, shall not enable any such employee to claim relative seniority status in excess of that which he would have had except for such service.

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SECTION 13 - SENIORITY
======================================================

                            MANNING OF NEW FACILITIES

371.In the event new facilities are installed at the plant, the International Staff Representative, Union Executive Committee, Vice President of Operations or his designated representative(s) will meet and decide the method of manning such facility.

      LEAVE OF ABSENCE FOR EMPLOYEES WHO ACCEPT POSITIONS WITH LOCAL UNION

372.Leaves of absence for the purpose of accepting positions with the Local Union shall be available to a reasonable number of employees. Adequate notice of intent to apply for leave shall be afforded the Company to enable proper provision to be made to fill the job to be vacated.

373.Leaves of absence shall be for a period not to exceed three (3) years, and may be renewed for a further period by mutual consent.

374.Continuous service shall not be broken by the leave of absence and will continue to accrue.

          LEAVES OF ABSENCE FOR EMPLOYEES WHO ACCEPT POSITIONS WITH THE
                               INTERNATIONAL UNION

375.This provision shall be applicable to those employees who heretofore have been granted such a leave of absence and who are occupying such positions, and also applicable to any employee who may thereafter be granted such a leave of absence.

376.Leaves of absence for the purpose of accepting positions with the International Union shall be available to a reasonable number of employees. Adequate notice of intent to apply for leave shall be afforded the Company to enable proper provisions to be made to fill the job to be vacated.

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SECTION 13 - SENIORITY
======================================================

377.Any such leaves of absence shall be continued for the period the employee uninterruptedly continues in a full-time position with the International Union, United Steelworkers of America.

378.An employee's continuous service for all purposes, except seniority purposes, shall be arrested at the commencement of such leave of absence. Continuous service for seniority purposes shall accumulate during such leave of absence. In the event the employee returns to active employment with the Company from such leave of absence, the period of the leave of absence shall not be counted as continuous service for any purpose except seniority purposes but any continuous service accumulated after such return shall be added to the arrested continuous service for all purposes except seniority purposes and to the accumulated continuous service for seniority purposes.

379.Leave of absence (except in case of extended sickness) for longer than thirty (30) days shall be granted only by mutual written consent of the Company and the Union. This limitation does not apply to interplant transfers.

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SECTION 14 - SAFETY AND HEALTH
=============================================================

                        SECTION 14 -- SAFETY AND HEALTH

                   OBJECTIVES AND OBLIGATIONS OF THE PARTIES

380.The Company and the Union will cooperate in their continuing objective to eliminate accidents and health hazards. The Company shall make reasonable provisions for the safety and health of its employees during the hours of their employment. The Company, the Union, and the employees recognize their obligations under existing federal and state laws with respect to safety and health matters.

381.If devices which emit ionizing radiation are used, the Company will continue to maintain safety standards with respect to such devices not less rigid than those adopted from time to time by the Nuclear Regulatory Commission and will maintain procedures designed to safeguard employees and will instruct them as to safe working procedures involving such devices.

382.The Company will continue its program of periodic in-plant air sampling and noise testing under the direction of qualified personnel. Where the Union co-chairperson of the Safety and Health Committee alleges a significant on-the-job health hazard due to in-plant air pollution or noise, the Company will also make such additional tests and investigations as are necessary and shall notify the Union co-chairperson of the Safety and Health Committee when such a test is to take place. A report based on such additional tests and investigations shall be reviewed and discussed with the Joint Safety and Health Committee. For such surveys conducted at the request of the Union co-chairperson of the Safety and Health Committee, a written summary of the sampling and testing results and the conclusions of the investigation shall be provided to the Safety and Health Committee.

SECTION 14 - SAFETY AND HEALTH
=============================================================

383.When the Company uses toxic substances, which endanger the health and safety of employees, it shall inform the effected employees what hazards are involved and what measures are taken to protect the employees. Upon the request of the Union co-chairperson of the Safety and Health Committee, the Company shall provide, in writing, requested information from material safety data sheets, or their equivalent, on toxic substances to which employees are exposed in the work place; provided that when the information is considered proprietary, the Company shall so advise the Union co-chairperson and provide sufficient information for the Union to make further inquiry.

384.The Company shall provide adequate first aid for all employees during their working hours.

385.An employee who, as a result of an industrial accident, is unable to return to his assigned job for the balance of the shift on which he was injured, will be paid for any wages lost on that shift.

               PROTECTIVE DEVICES, WEARING APPAREL, AND EQUIPMENT

386.Protective devices, wearing apparel and other equipment necessary to properly protect employees from injury shall be provided by the Company in accordance with current practices or as such practices may be improved by the Company. Goggles, gas masks, face shields, respirators, all gloves, fireproof, waterproof, acid-proof and all protective apparel when necessary and required, shall be provided by the Company, without cost, except that the Company may assess a fair charge to cover loss or willful destruction thereof by the employee. Where any such equipment or clothing is now provided, the present practice concerning charge for loss or willful destruction by the employee

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SECTION 14 - SAFETY AND HEALTH
=============================================================

shall continue. Proper heating and ventilating systems shall be installed where needed and maintained in good working condition.


                  FLAME RETARDANT JACKETS AND HOT METAL GLOVES

387.........................................Merchant Mill
                                            -------------
Flame retardant jackets and hot metal gloves will be furnished to anyone assigned to burn scrap.

388...............................................Warehouse
                                                  ---------
Flame retardant jackets and hot metal gloves will be furnished to anyone working in the Warehouse, as needed.

                                    DISPUTES

389.An employee or group of employees who believe that they are being required to work under conditions which are unsafe or unhealthy beyond the normal hazard inherent in the operation in question, shall discuss the matter with his supervisor in an attempt to resolve the matter. If a dispute exists after such discussion, the employee or group of employees shall have the right to:

390.File a grievance in step 2 of the grievance procedure for preferred handling in such procedure and arbitration; or

391.Relief from job(s), without loss of their right to return to such job(s), and at the Company's discretion, assignment to such other employment as may be available in the plant; provided however, that no employee other than communicating the facts relating to the safety of the job, shall take any steps to prevent another employee from working on the job. Should either the Company or the arbitrator conclude that an unsafe condition within the meaning of this section existed and should the employee not have been assigned to other available equal or

SECTION 14 - SAFETY AND HEALTH
=============================================================

higher rated work, he shall be paid the earnings he otherwise would have received.

392.It is recognized that emergency circumstances may exist and the local parties are authorized to make mutually satisfactory arrangements for immediate arbitration to handle such situations in an expeditious manner.

                        JOINT SAFETY AND HEALTH COMMITTEE

393.A Safety and Health Committee consisting of three (3) employees designated by the Union and three (3) company representatives designated by the Company shall be established at the plant. The Union and the Company shall designate their respective co-chairperson and shall certify to each other in writing such co-chairperson and committee members.

394.The committee shall hold monthly meetings at times determined by the co-chairpersons who may also agree to hold special meetings. Each co-chairperson shall submit a proposed agenda to the other co-chairperson at least five (5) days prior to the monthly meeting. The Company co-chairperson shall provide the Union co-chairperson with minutes of the monthly meeting. Prior to such monthly meeting, the co-chairperson or their designees shall engage in an inspection of mutually selected areas of the plant. At the conclusion of the inspection, a written report shall be prepared by the Company setting forth their findings. One copy of the report shall be furnished to the Union co-chairperson. Time consumed on committee work by committee members designated by the Union shall not be considered hours worked to be compensated by the Company. The function of the committee shall be to advise the plant concerning safety and health matters, but not to handle grievances. In the discharge of its function, the committee shall: (a) consider existing practices and rules relating to safety and

SECTION 14 - SAFETY AND HEALTH
=============================================================

health; (b) formulate suggested changes in existing practices and rules; (c) review proposed new safety and health programs developed by the Company and (d) review accident statistics including OSHA form 200, trends and disabling injuries which have occurred in the plant and make appropriate recommendations.

395.The Union co-chairperson or his representative will be afforded time off, without pay, as may be required to visit departments at all reasonable times for the purpose of transacting the legitimate business of the committee, after notice to the head of the department to be visited or his designated representative. If the committee member is at work, permission (shall not be unreasonably withheld) from his department head or his designated representative. If the Union co-chairperson or his representative is not at work, he shall be granted access to the plant at all reasonable times for the purpose of conducting the legitimate business of the committee after notice to the head of the department to be visited or his designated representative.

396.Advice of the Safety and Health Committee, together with supporting suggestions, recommendations, and reasons, shall be submitted to the departmental superintendent for his consideration and for such action as he may consider consistent with the Company's responsibility to provide for the safety and health of its employees during the hours of their employment and the mutual objective set forth in Section 14. From time to time the Safety and Health Committee shall review the operation of this section with a view to achieving maximum understanding as to how the Company and the Union can most effectively cooperate in achieving the objective set forth in Section 14.

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SECTION 14 - SAFETY AND HEALTH
==========================================================

397.When the Company introduces new personal protective apparel or extends the use of protective apparel to new areas, or issues new rules relating to the use of protective apparel, the matter will be discussed with the members of the Safety and Health Committee, in advance, with the objective of increasing cooperation. Should differences result from such discussions, a grievance may be filed in step 2 by the chairperson of the Grievance Committee within thirty (30) days thereafter. In the event that the grievance progresses through the grievance procedure to arbitration, the arbitrator shall determine whether such rule or requirement is appropriate to achieve the objective set forth in Section 14.

398.In the event the Company requires an employee to testify at the formal investigation into the cause(s) of a disabling injury, the employee may arrange to have the Union co-chairperson of the Safety and Health Committee or, in his absence, the Union member of such committee designated by the Union co-chairperson, present as an observer at the proceedings for the period of time required to take the employee's testimony. The Union co-chairperson will be furnished with a copy of such record as is made of the employee's testimony. In addition, in the case of accidents which result in disabling injury or death, or accidents which could have resulted in disabling injury or death, and require a fact-finding investigation. The Company will, as soon as is practicable after such accident, notify the Union co-chairperson of the Safety and Health Committee or the Union member of such committee designated by the Union co-chairperson to act in his absence. Said person shall have the right to visit the scene of the accident promptly upon such notification, if he so desires, accompanied by the Company co-chairperson or his designated representative and the Company will add the Union co-chairperson of the Safety and Health Committee, or the Union member of such committee designated

SECTION 14 - SAFETY AND HEALTH
==========================================================

by the Union co-chairperson to act in his absence, to the notification list for such accidents. After making its investigation, the Company will supply to the Union co-chairperson of the Safety and Health Committee, a statement of the nature of the injury, the circumstances of the accident, and any recommendations available at that time, and will consider any recommendations he makes regarding the report. In such cases, when requested by the Union co-chairperson, the Company co-chairperson of the Safety and Health Committee or his designated representative will review the statement with the Union co-chairperson. Also, in such cases, the Company Co-chairperson of the Safety and Health Committee or his designated representative, when requested by the Union co-chairperson, will visit the scene of the accident with the Union co-chairperson or, in his absence, his designated substitute.

399.The Company will provide the International Union Safety and Health Department with the prompt notification of any accident resulting in a fatality to a Union member. This notification shall be either oral or written and include the date of the fatality, the plant, and if known, the cause of the fatality. The Company will provide the International Union Safety and Health Department with a copy of the fatal accident report that is given to the Local Union Safety and Health Committee when such report becomes available. Any necessary discussion or other communication on this data between the Company and the International Union will be with the individual designated to provide such information.

400.Once each year the Company will provide to the International Union Safety and Health Department the OSHA Form 200 Summary of Occupational Injuries and Illnesses or its equivalent for the plant. Upon request and for specific locations where detailed information is necessary, the Company will

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SECTION 14 - SAFETY AND HEALTH
==========================================================

provide a copy of the OSHA Form 200 Log of Occupational Injuries and Illnesses or its equivalent.

401.If in the event of special circumstances the Director of the International Union Safety and Health Department or member of his staff desires access to the plant, such access may be approved on a case-by-case basis through the office of the Manager, Employee Relations. The Manager, Employee Relations or his representative shall accompany the Union representative.

                              DISCIPLINARY RECORDS

402.Written records of disciplinary action against an employee involved in the violation of a safety rule, but not involving a penalty of time off, will not be used by the Company in any arbitration proceeding where such action occurred one or more years prior to the date of the event which is the subject of such arbitration.

403.When a written safety warning is made involving a violation of a safety procedure or rule by an employee which does not involve discipline, a copy of that report will be given to the employee.

                            ALCOHOLISM AND DRUG ABUSE

404.Alcoholism and drug abuses are recognized by the parties to be treatable conditions. Without detracting from the existing rights and obligation of the parties recognized in other provisions of this Agreement, the Company and the Union agree to cooperate in encouraging employees afflicted with alcohol or drug abuse to undergo a coordinated Employee Assistance Program directed to the objective of their rehabilitation. The acceptance of Employee Assistance shall subject the employee to alcohol/drug testing for a period of one (1) year beginning on the release from treatment date. Should an employee request

SECTION 14 - SAFETY AND HEALTH
==========================================================

entrance into such a program, such request shall not jeopardize the employee's job security or future promotional opportunities. Drug and alcohol testing is appropriate when based on factors that indicate that an employee is using or has used drugs or alcohol in violation of the substance abuse policy, drawn from specific objective and articulate facts which may be inferred from those facts in light of every day experience. Reasonable cause also exists when such factors are present and the employee is involved in an accident or injury that is reportable to OSHA or any federal, state or local government agency. OSHA reportable injuries include any injury requiring medical attention or lost time from work. Medical attention does not include first aid treatment rendered at the plant.

                  There will be no random drug and alcohol testing.

                           SAFETY AND HEALTH TRAINING

405.The Company recognizes the special need to provide appropriate safety and health training to all employees. The Company presently has safety and health training that provides either the training described below or the basis for such training as it relates to the needs of the Company and its plant.

406.Training programs shall recognize that there are different needs for safety and health training for newly hired employees, employees who are transferred or assigned to a new job, and employees who require periodic retraining. The Safety and Health Committee may make recommendations on these and other safety education matters.

                        TRAINING OF NEWLY HIRED EMPLOYEES

407.Newly hired employees shall receive training in the general recognition of safety and health hazards, their statutory and basic labor contract rights and obligations and the purpose and functions of the Company's Safety and Health Department, the

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SECTION 14 - SAFETY AND HEALTH
==========================================================

Joint Safety and Health Committee and the International Union Safety and Health Department. In addition, upon initial assignment to a job, such employees shall receive training on the nature of the operation or process, the safety and health hazards of the job, the safe working procedures, and purpose, use and limitations of personal protective equipment required, and other controls or precautions associated with the job.

408. The Union co-chairperson of the Safety and Health Committee and the International Union Safety and Health Department or a designee shall, upon request, be afforded the opportunity to review the training program for newly hired employees at the plant level.

                           TRAINING OF OTHER EMPLOYEES

409. The training of employees other than those newly hired by the Company shall be directed to the hazards of the job or jobs on which they are required to work. Such training shall include hazard recognition, safe working procedures, purpose, use and limitations of special personal protective equipment required, and any other appropriate specialized instruction.

                                   RETRAINING

410. As required by an employee's job and assignment area, periodic retraining shall be given on safe working procedures, hazard recognition, and other necessary procedures and precautions.

                                 MEDICAL RECORDS

411. The Company shall maintain the confidentiality of reports of medical examinations of its employees and shall only furnish such reports to a physician designated by the employee upon the written authorization of the employee; provided, that the Company may use or supply medical examination reports of its employees in response to subpoenas, requests to the

SECTION 14 - SAFETY AND HEALTH
==========================================================

Company by any Governmental agency authorized by law to obtain such reports, and in arbitration or litigation of any claim or action involving the Company. Whenever the Company physician detects a medical condition, which, in his judgment, requires further medical attention, the Company physician shall advise the employee of such condition or to consult with his personal physician.

SECTION 15 - MILITARY SERVICE
==========================================================


                         SECTION 15 -- MILITARY SERVICE

                                  RE-EMPLOYMENT

412.The Company shall accord to each employee who applies for re-employment after conclusion of his military service with the United States such re-employment rights as he shall be entitled to under then existing statutes.

413.Reasonable programs of training shall be employed in the event employees do not qualify to perform the work on the job which they might have attained except for absence in such service.

414.Any employee so applying for reinstatement shall be granted upon request a leave of absence without pay not to exceed sixty (60) days before he shall be required to return to work.

415.Any employee entitled to reinstatement under this Section who applies for re-employment and who desires to pursue a course of study in accordance with the Federal Law granting him such opportunity before returning to his employment with the Company shall be granted a leave of absence for such purpose. Such leave of absence shall not constitute a break in the record of continuous service of such employee but shall be included therein provided the employee reports promptly for re-employment after the completion or termination of such course of study. Any such employee must notify the Company and the Union in writing at least once each year of his continued interest to resume active employment with the Company upon completing or terminating such course of study.

SECTION 15 - MILITARY SERVICE
==========================================================

416.Any employee entitled to reinstatement under this section who returns with service-connected disability incurred during the course of his service shall be assigned to any vacancy which shall be suitable to such impaired condition during the continuance of such disability irrespective of seniority; provided, however, that such impairment is of a nature as to render the veteran's returning to his own job or department onerous or impossible; and provided further that the veteran meets the minimum physical requirements for the job available or for the job as the Company may be able to adjust it to meet the veteran's impairment.

                                    VACATIONS

417.An employee who, after being honorably discharged from the military service of the United States, is reinstated pursuant to this Section shall be entitled to a vacation with pay or, in lieu thereof, to vacation allowance in and for the calendar year in which he is reinstated in accordance with the provisions of
Section 12 - Vacations, of this Agreement, without regard to any requirement other than an adequate record of continuous service.

                          MILITARY ENCAMPMENT ALLOWANCE

418.An employee with one (1) or more years of continuous service who is required to attend an encampment of the Reserve of the Armed Forces or National Guard shall be paid, for a period not to exceed two (2) weeks in any calendar year, the difference between the amount paid by the Government (not including travel, subsistence and quarters allowance) and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days such employee would have worked had he not been attending such encampment during such two (2) weeks (plus any Holiday in such two (2) weeks which he would have not worked) and the pay for each such day shall be eight (8) times

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SECTION 15 - MILITARY SERVICE
==========================================================

his average straight-time hourly rate of earnings (including applicable incentive earnings but excluding shift differentials and Sunday and overtime premiums) during the last payroll period worked prior to the encampment. If the period of such encampment exceeds two (2) weeks in any calendar year, the period on which such pay shall be based shall be the first two (2) weeks he would have worked during such period.

SECTION 16 - SEVERANCE ALLOWANCE

                        SECTION 16 -- SEVERANCE ALLOWANCE

                             CONDITION OF ALLOWANCE

419.When, in the sole judgment of the Company, it decides to close permanently the plant or discontinue permanently a department of the plant or substantial portion thereof and terminate the employment of individuals, an employee whose employment is terminated either directly or indirectly as a result thereof because he was not entitled to other employment with the Company pursuant to the provisions of Section 13 - Seniority of this Agreement and Paragraph 423 shall be entitled to a severance allowance in accordance with and subject to the following provisions.

420.Before the Company shall finally decide to close permanently the plant or discontinue permanently a department of the plant, it shall give the Union, when practicable, advance written notification of its intention. Such notification shall be given at least ninety (90) days prior to the proposed closure date, and the Company will thereafter meet with appropriate Union representatives in order to provide them with an opportunity to discuss the Company's proposed course of action. Upon conclusion of such meetings, which in no event shall be less than thirty (30) days prior to the proposed closure or partial closure date, the Company shall advise the Union of its final decision. The final closure decision shall be the exclusive function of the Company. This notification provision shall not be interpreted to offset the Company's right to lay off or in any other way reduce or increase the working force in accordance with its presently existing rights as set forth in Section 3 of this Agreement.

                                   ELIGIBILITY

421.Such an employee to be eligible for a severance allowance shall have accumulated three (3) or more years of continuous

SECTION 16 - SEVERANCE ALLOWANCE
Company service as computed in accordance with Section 13 - Seniority of this Agreement.

422.In lieu of severance allowance, the Company may offer an eligible employee a job, in the same job class for which he is qualified, in another plant of the Company. The employee shall have the option of either accepting such new employment or requesting his severance allowance. If an employee accepts such other employment, his continuous service record shall be deemed to have commenced as of the date of the transfer, except for the purpose of severance pay under this section and for purposes of Section 12 - Vacations, his previous continuous service record shall be maintained and not be deemed to have been broken by the transfer.

423.As an exception to Paragraph 422, an employee otherwise eligible for severance pay who is entitled pursuant to Section 13 - Seniority to a job in the same job class in another part of the plant shall not be entitled to severance pay whether he accepts or rejects the transfer. If such transfer results directly in the permanent displacement of some other employee, the latter shall be eligible for severance pay provided he otherwise qualifies under the terms of this section.

                               SCALE OF ALLOWANCE

424.An eligible individual shall receive severance allowance based upon the following weeks for the corresponding continuous Company service:

           -------------------------------------------------------
                                                           Weeks of
                                                           Severance
             Continuous Company Service                    Allowance
           -------------------------------------------------------
           3 years but less than 5 years                      4
           5 years but less than 7 years                      6
           7 years but less than 10 years                     7

SECTION 16 - SEVERANCE ALLOWANCE
           10 years or more                                   8
           -------------------------------------------------------

                            CALCULATION OF ALLOWANCE

425.A week's severance allowance shall be determined in accordance with the provisions for calculation of vacation allowance as set forth in Section 12 - Vacations.

                      PAYMENT OF ALLOWANCE AND TERMINATION

426.Payment shall be made in a lump sum at the time of termination.

427.Acceptance of severance allowance shall terminate employment and continuous service for all purposes under this Agreement.

                          NON-DUPLICATION OF ALLOWANCE

428.Severance allowance shall not be duplicated for the same severance, whether the other obligation arises by reason of contract, law, or otherwise. If an individual is or shall become entitled to any discharge, liquidation, severance or dismissal allowance or payment of similar kind by reason of any law of the United States of America or any of the states, districts, or territories thereof subject to its jurisdiction, the total amount of such payments shall be deducted from the severance allowance to which the individual may be entitled under this section, or any payment made by the Company under this section may be offset against such payments. Statutory unemployment compensation payments shall be excluded from the non-duplication provisions of this paragraph.

                        ELECTION CONCERNING LAYOFF STATUS

429.Notwithstanding any other provisions of this Agreement an employee who would otherwise have been terminated in accordance with the applicable provisions of this Agreement and under the circumstances specified in the Condition of Allowance Section may, at such time, elect to be placed upon layoff status

SECTION 16 - SEVERANCE ALLOWANCE
for thirty (30) days or to continue on layoff status for an additional thirty
(30) days if he had already been on layoff status. At the end of such thirty
(30) day period he may elect to continue on layoff status or to be terminated and receive severance allowance if he is eligible to any such allowance under the provisions of this Section 16; provided, however, if he elects to continue on layoff status after the thirty (30) day period specified above, and is unable to secure employment with the Company within an additional sixty (60) day period, at the conclusion of such additional sixty (60) day period he may elect to be terminated and receive severance allowance if he is eligible for such allowance. Any Supplemental Unemployment Benefit payment received by him for any period after the beginning of such thirty (30) day period shall be deducted from any such severance allowance to which he would have been otherwise eligible at the beginning of such thirty (30) day period.

SECTION 17 - PRIOR AGREEMENTS

                         SECTION 17 -- PRIOR AGREEMENTS

430.The terms and conditions established by this Agreement replace those established by the Agreement dated May 1, 1992, except as otherwise specified in this Agreement.

431.Any grievance which, as of the effective date of this Agreement, has been presented in writing and is in the process of adjustment under the grievance procedure of such prior Agreement shall be continued to be processed under the grievance and arbitration procedures of this Agreement and settled in accordance with the applicable provisions of such prior Agreement for the period prior to the effective date of this Agreement and for any period thereafter in accordance with the applicable provisions of this Agreement.

432.Any grievance filed on or after the effective date of this Agreement which is based on the occurrence or non-occurrence of an event which arose prior to the effective date of this Agreement must be a proper subject for a grievance under this Agreement and processed in accordance with the grievance and arbitration procedure of this Agreement. Such grievance shall be settled in accordance with the applicable provisions of the prior Agreement, for the period prior to the effective date of this Agreement, and for any period thereafter in accordance with the applicable provisions of this Agreement.

SECTION 18 -- SUB AND INSURANCE GRIEVANCES

                   SECTION 18 -- SUB AND INSURANCE GRIEVANCES

433. The following procedure shall apply only to disputes concerning the Supplemental Unemployment Benefit Plan (SUB) and the Insurance Agreement (including the Program of Insurance Benefits [PIB]), but it shall not apply to a claim under the PIB for life insurance.

434. If any difference shall arise between the Company and any employee as to the benefits payable to him (a) pursuant to the SUB, or (b) pursuant to the Insurance Agreement (including PIB) because his claim was denied in whole or in part; or between the Company and the Union as to the interpretation or application of or compliance with the provisions of the SUB, and such difference is not resolved by discussion with a representative of the Company, it shall, if presented in writing under the following provisions, become a SUB grievance or an Insurance grievance. A SUB grievance or an Insurance grievance (in either case hereinafter referred to as grievance) shall be disposed of in the manner described below:

435. A grievance must, in order to be considered, be presented in writing within thirty (30) days after the action giving rise to such difference on a form which shall be dated and signed by the employee involved and the representative designated by the Local Union to handle such grievances and presented to a local representative of the Company designated to receive and handle such grievances. Such grievance shall be initiated in step 2, under Section 6, and processed through arbitration if necessary.

SECTION 19 - SUPPLEMENTAL UNEMPLOYMENT BENEFITS

                SECTION 19 -- SUPPLEMENTAL UNEMPLOYMENT BENEFITS

                               DESCRIPTION OF PLAN

436. The Supplemental Unemployment Benefit Plan effective March 2, 1997, (the
Plan) is contained in a booklet entitled "1997 Supplemental Unemployment Benefit Plan," a copy of which will be provided each employee. Such booklet constitutes a part of this section as though incorporated herein.

                                    COVERAGE

437. The Plan shall, for the period specified in the termination provisions of this Agreement, be applicable to the employees represented by the Union.

438. There shall be one trust fund under the Plan applicable to all employees covered by the Plan and any determinations under the Plan will be based on the experience with respect to everyone covered thereby.

                              REPORTS TO THE UNION

439. The Company will provide the Union with information on the forms agreed to by the parties and at the times indicated thereon, and such additional information as will reasonably be required for the purpose of enabling the Union to be properly informed concerning operations of the Plan.

SECTION 20 - TERMINATION DATE

                         SECTION 20 -- TERMINATION DATE

440. Except as otherwise provided below, this Agreement shall terminate at the expiration of sixty (60) days after either party shall give written notice of termination to the other party but in any event shall not terminate earlier than 12:01 a.m. March 2, 2000.

441. If either party gives such notice it may include therein notice of its desire to negotiate with respect to Insurance, Pensions, and Supplemental Unemployment Benefits (existing provisions or agreements as to Insurance, Pensions, and Supplemental Unemployment Benefits to the contrary notwithstanding), and the parties shall meet within thirty (30) days thereafter to negotiate with respect to such matters. If the parties shall not agree with respect to such matters by the end of sixty (60) days after the giving of such notice, either party may thereafter resort to strike or lockout, as the case may be, in support of its position in respect to such matters as well as any other matter in dispute (the existing agreements or provisions with respect to Insurance, Pensions, and Supplemental Unemployment Benefits to the contrary notwithstanding).

442. Notwithstanding any other provisions of this Agreement, or the termination of any or all other portions hereof, the Insurance, Pensions, and Supplemental Unemployment Benefits Program shall remain in effect until 12:01 a.m. March 3, 2000.

443. Any notice to be given under this Agreement shall be given by registered mail. Notices given by the Company shall be addressed to the District Director, United Steelworkers of America, 12821 Industrial Road, Houston, TX 77015, and notices given by the Union shall be addressed to the Human Resources Executive, Sheffield Steel Corporation, P. O. Box 218, Sand Springs, OK 74063. Either party may by written notice,

SECTION 20 - TERMINATION DATE

change the address to which the registered mail notices shall be given.

SECTION 21 - SIGNATURE PAGES

                                 SIGNATURE PAGES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in the respective names by their respective representatives thereunto duly authorized this 2nd day of March 1997.

                                SIGNATURE PAGE
    -----------------------------------------------------------------
                              United Steelworkers
                             of America AFL-CIO-CLC
    -----------------------------------------------------------------



    George M. Becker
     President



    Leo W. Gerard
     Secretary/Treasurer



    Richard H. Davis
     VP Administration



    Leon Lynch
     VP Human Affairs



    Jack R. Golden
    District Director

SECTION 21 - SIGNATURE PAGES


                      SIGNATURE PAGE - LOCAL 2741
-------------------------------------------------------------------



Alton W. Davis                       Jerry Flourney
VP of Operations                     Staff Representative



John W. Kachel                       James L. Earls,
Director, Human Resources            President



Steven R. Morgan                     Carl E. Sanders,
Mgr. Employee Relations              Vice President



Jim R. Crompton                      Robin A. Hendricks,
Supt. Steel Production               Treasurer



Robert F. Sefchick                   Daniel L. Comer
Supt. Merchant Mill                  Recording Secretary



Leslie L. Kelly                      Donald A. Summers,
Corporate Controller                 Financial Secretary

SECTION 21 - SIGNATURE PAGES

Jon C. Heath                         Kenneth W. Ingram,
Chief Engineer                       Grievance Committee

APPENDIX A -- WAGES

                               APPENDIX A -- WAGES

                                 WAGE TABLE A.1

 A.1 Hourly Wage Rate for Sand Springs Plant - Effective March 2, 1997.

    ----------------------------------------------------------------
                                                     STD. HRLY.
      JOB CLASS      B.R.I.C.         ADD-ON         WAGE RATE
    ----------------------------------------------------------------
        1-2           4.600            4.660             9.260
         3            4.719            4.688             9.407
         4            4.838            4.716             9.554
         5            4.957            4.744             9.701
         6            5.076            4.772             9.848
         7            5.195            4.800             9.995
         8            5.314            4.828            10.142
         9            5.433            4.856            10.289
         10           5.552            4.884            10.436
         11           5.671            4.912            10.583
         12           5.790            4.940            10.730
         13           5.909            4.968            10.877
         14           6.028            4.996            11.024
         15           6.147            5.024            11.171
         16           6.266            5.052            11.318
         17           6.385            5.080            11.465
         18           6.504            5.108            11.612
         19           6.623            5.136            11.759
         20           6.742            5.164            11.906
         21           6.861            5.192            12.053
         22           6.980            5.220            12.200
         23           7.099            5.248            12.347
         24           7.218            5.276            12.494
    ----------------------------------------------------------------

APPENDIX A -- WAGES

                                WAGE TABLE A.2

A.2  Hourly Wage Rate for Sand Springs Plant - Effective March 2, 1998

        ----------------------------------------------------------------
                                                            STD. HRLY.
         JOB CLASS        B.R.I.C.         ADD-ON           WAGE RATE
        ----------------------------------------------------------------
            1-2            4.900            4.660              9.560
             3             5.019            4.688              9.707
             4             5.138            4.716              9.854
             5             5.257            4.744             10.001
             6             5.376            4.772             10.148
             7             5.495            4.800             10.295
             8             5.614            4.828             10.442
             9             5.733            4.856             10.589
             10            5.852            4.884             10.736
             11            5.971            4.912             10.883
             12            6.090            4.940             11.030
             13            6.209            4.968             11.177
             14            6.328            4.996             11.324
             15            6.447            5.024             11.471
             16            6.566            5.052             11.618
             17            6.685            5.080             11.765
             18            6.804            5.108             11.912
             19            6.923            5.136             12.059
             20            7.042            5.164             12.206
             21            7.161            5.192             12.353
             22            7.280            5.220             12.500
             23            7.399            5.248             12.647
             24            7.518            5.276             12.794
        ----------------------------------------------------------------

APPENDIX A -- WAGES
                                WAGE TABLE A.3

A.3 Hourly Wage Rate for Sand Springs Plant - Effective March 2, 1999.


    ---------------------------------------------------------------------
                                                               STD. HRLY.
         JOB CLASS         B.R.I.C.         ADD-ON             WAGE RATE
    ---------------------------------------------------------------------
            1-2             5.200            4.660               9.860
             3              5.319            4.688              10.007
             4              5.438            4.716              10.154
             5              5.557            4.744              10.301
             6              5.676            4.772              10.448
             7              5.795            4.800              10.595
             8              5.914            4.828              10.742
             9              6.033            4.856              10.889
             10             6.152            4.884              11.036
             11             6.271            4.912              11.183
             12             6.390            4.940              11.330
             13             6.509            4.968              11.477
             14             6.628            4.996              11.624
             15             6.747            5.024              11.771
             16             6.866            5.052              11.918
             17             6.985            5.080              12.065
             18             7.104            5.108              12.212
             19             7.223            5.136              12.359
             20             7.342            5.164              12.506
             21             7.461            5.192              12.653
             22             7.580            5.220              12.800
             23             7.699            5.248              12.947
             24             7.818            5.276              13.094
    ---------------------------------------------------------------------

APPENDIX A -- WAGES
                                 WAGE TABLE A.4


A.4  TRADE OR CRAFT RATES

       -------------------------------------------------------------------------
                                                                 JOB CLASS
                                                              ------------------
                                                              A      B     C
       -------------------------------------------------------------------------
        Maintenance Technician                                22     20    18
        Baghouse Repair Technician                            22     20    18
        Caster Repair Technician                              22     20    18
        Carpenter                                             16     14    12
        Electrician                                           18     16    14
        Electronic Technician                                 20     18    16
        Machinist                                             18     16    14
        Millwright                                            18     16    14
        Pipe Fitter                                           18     16    14
        Roll Turner                                           17     15    13
        Welder                                                18     16    14
        Sr. Fabricator                                        18
        Fabricator (CWS Welder)                               16
        Trades Helper (Apprentice-starting job class-zone 6)
       -------------------------------------------------------------------------

                              A.5 APPRENTICE RATES


Apprentice rates will be established as set forth in Appendix C.

APPENDIX B -- TESTING

                              APPENDIX B -- TESTING

    1. While the Union preserves fully its right to challenge through the grievance procedure the present or future use of tests, the Union and the Company agree that where tests are used by the Company as an aid in making determinations of the qualifications of an employee, such a test must in any event be a job-related test. A job related test, whether oral, written or in the form of an actual work demonstration, is one which measures whether an employee can satisfactorily meet the specific requirements of that job including the ability to absorb any training which may necessarily be provided in connection with that job. A written test may not be used unless the job requires reading comprehension, writing or arithmetical skills, and may be used to measure the comprehension and skills required for such job.

    2.  All tests shall be:

A.  Fair in their makeup and in their administration;
B.  Free of cultural, racial and ethnic bias.

    3. Testing procedures, shall in all cases include notification to the employee of his deficiencies and an offer to counsel him as to how he may overcome such deficiencies.

    4. Where a test is used by the Company as an aid in making a determination of the qualifications of an employee, and where the use of the test is challenged properly in the grievance procedure, the following is hereby agreed to:

A. The Company will furnish to a designated representative of the International Union a copy of the disputed test and all such background and related materials as may be relevant and available.

    APPENDIX B -- TESTING

B. All such tests and materials will be held in strictest confidence and will not be copied or disclosed to any other person; provided that such tests and materials may be disclosed to an expert in the testing field for the purpose of preparation of the Union's position in the grievance procedure and to an arbitrator, if the case proceeds to that step. All tests and materials will be returned to the Company following resolution of the dispute.

C. Copies of transcripts and exhibits presented in the arbitration of cases involving the challenge to a test will also be held in strictest confidence and will not be copied or otherwise published.

    5. In the determination of ability and physical fitness as used to fill apprenticeship vacancies in accordance with the applicable seniority provisions of the Agreement, the Company shall be limited to the use of such examinations and testing procedures, which are:

        A. Job related,
        B. Fair in their makeup and their administration, and,
        C. Free of cultural, racial or ethnic bias.

        Any test used by the Company as an aid in making determinations of the qualifications of an applicant must be job-related tests. A job related test, whether oral, written or in the form of an actual work demonstration, is one that measures whether an applicant can satisfactorily meet the specific requirements of the given craft, including the ability to absorb the appropriate training.

APPENDIX C -- APPRENTICES

                            APPENDIX C -- APPRENTICES

An Apprenticeship Team composed of representatives of the Union and the Company shall be established.

The Team shall review the contents of the existing apprenticeship programs for the purpose of (a) developing uniform standards relating to educational attainment through classroom or similar study by apprenticeship periods;
       (b) developing uniform standards relating to on-the-job work achievement and the time schedules of required experience by type and/or class of work by apprenticeship periods, and; (c) developing uniform standards for determining the level, if any, of advanced apprenticeship credit to be allocated to employees transferring to an apprenticeship program from a related job.

1. Any testing for apprenticeship positions will be done by the guidelines set forth in the current contract under Appendix B Testing, and any test selected for this purpose shall be discussed by the Union/Management Apprenticeship Team.

2.   The Team to establish standards of advancement will consist of:

     .  Manager, Employee Relations
     .  1st Line Maintenance Supervisor
     .  Union Senior Representative
     .  Skilled Maintenance Person
     .  Skilled Maintenance Person

3.   Promotions will be based upon acquired knowledge, skill, and experience.

The Promotion Review Team will consist of:

     .  Skilled Union Maintenance Person (Mentor)
     .  1st Line Maintenance Supervisor
     .  Union Representative
     .  Human Resource Representative
     .  VP of Operations or Director, Human Resources.


     There is not a "quota" on promotions.

4. Each maintenance person below a Maintenance Tech A will have a Progress Sheet which will document their progress. This Progress Sheet will be available to the employee and maintained in the Departmental Maintenance Offices. At least on a quarterly basis, the supervisor and employee will review the Progress Sheet.

5. Through the Apprenticeship Team, any upgrading or changing of the program will be made without upsetting or stalling the current program and any transitions will be worked in as smoothly as possible.

APPENDIX C -- APPRENTICES

6. The Apprenticeship Team may discuss short programs to upgrade and keep current in technology "A" class craftsman.

     Examples:  Films, Seminars, etc.

7. An apprentice who gets temporarily cut back out of maintenance and is still working inside the plant can continue his classroom studies as long as it does not interfere with his scheduled hours. He will be paid straight time for all class room studies at the appropriate apprentice rate.

8. The Apprenticeship Team will work jointly to improve and accelerate, where possible, all of the apprenticeship programs. However, the Company retains the right to make final decisions regarding the curriculum of all apprenticeship training.

9. The Company will endeavor to obtain the most qualified instructors reasonably available for all classroom training.

10. The Vice President of Operations and Director of Human Resources will meet with the Apprenticeship Team and the supervisors quarterly to jointly evaluate the future manning needs. The final determination of all maintenance manning levels shall be made by the Vice President of Operations.

11. When a vacancy occurs or when a future vacancy is foreseen, these entry-level jobs in each craft will be filled by plant wide bids into the apprenticeship program. If a vacancy occurs and there is an "A" or "C" class craftsman already in the plant, the Union and Company can mutually agree to bid the vacancy as either an "A" or "C" class position or an apprentice.

12. When, through mutual agreement it is determined that it is necessary to fill a maintenance position from outside the company, a level "C" will be hired.

APPENDIX D - CONTRACTING OUT

                          APPENDIX D - CONTRACTING OUT

This will confirm our understanding that effective for the term of the Labor Agreement a trade and craft employee in a steel producing operation* as defined in the CWS manual shall be guaranteed forty (40) hours of pay per week at his SHWR so long as there are craft employees of contractors working in the plant on the same trade and craft functions and duties which would otherwise be performed by the employees for whom the guarantee is provided. This guarantee shall apply only to those trade and craft plant employees who receive less than forty (40) hours of pay in a week or who are on layoff and would otherwise perform the work they are available for work.

The forty (40) hour guarantee provided by the preceding paragraph shall be extended to trade and craft helpers and to employees occupying maintenance non-craft jobs in Job Class 6 and above, who would otherwise have been assigned to work with the trade and craft employees for those hours to which the forty
(40) hour guarantee is applicable under the preceding paragraph.

An employee to whom the foregoing guarantee is applicable may be assigned to perform work in his craft or, in the case of other employees to a job in the same job class or higher than the job to which the guarantee is applied at any location throughout the plant irrespective of seniority unit rules or practices. An employee who elects not to accept such an assignment shall not be eligible for the guarantees provided herein.

The number of employees protected by this guarantee shall not exceed the lesser of the number of contractor employees of similar skill and job content or, alternately, exceed the number of plant trade and craft employees and eligible maintenance non-craft employees who are working less than forty (40) hours

APPENDIX D -- CONTRACTING OUT

plus the number who are on layoff. The recipients and distribution shall be determined by the local parties. Such guarantee shall not be applicable with respect to outside contractors employees working in the plant on new construction, including major installation, major replacement, and major reconstruction of equipment and productive facilities.

Any practice or local working condition requiring The Company to retrieve work, which has been contracted out, shall be waived for the duration of this Agreement.

APPENDIX D -- CONTRACTING OUT

Notwithstanding the foregoing, nothing in this guarantee shall prevent the Company from retrieving contracted out work.

*As set forth in the 1969 Incentive Arbitration Award.

APPENDIX E - LABOR/MANAGEMENT PARTICIPATION TEAMS

                APPENDIX E - LABOR/MANAGEMENT PARTICIPATION TEAMS

The following understandings have been agreed upon regarding an Agreement for Labor/Management Participation Teams.

The strength and effectiveness of an industrial enterprise in a democratic society require a cooperative effort between labor and the Company at several levels of interaction. The parties hereto recognize that if steelworkers are to continue among the best compensated employees in the industrial world and if steel companies are to meet domestic mini mill and international competition, the parties must pursue their joint objectives with renewed dedication, innovation, initiative and cooperation.

Collective bargaining has proven to be a successful instrument in achieving common goals and objectives in the employment relationship between steel labor and the Company. It is recognized that there are continuing problems at the level of the work site, which significantly impact that relationship. Solutions to these problems, by all parties working together are vital if the quality of work and work life for all employees is to be enhanced and if the competitiveness and proficiency of the business enterprise is to be improved.

The parties recognize that a cooperative approach between employees and supervision at the work site in a department or similar unit is essential to the solution of problems effecting them. Many problems at this level are not readily subject to resolution under existing contractual programs and practices, but do effect the ongoing relationships between labor and the Company at that level and the overall competitiveness of the industrial enterprise. Joint

APPENDIX E - LABOR/MANAGEMENT PARTICIPATION TEAMS

participation in reaching goals and solving problems at a level which involves all employees is an essential ingredient in any effort to improve the effectiveness of the company's performance and to provide employees with a measure of involvement while adding dignity and worth to their work life.

In pursuit of these objectives, the parties believe that the Union and the Company can best implement a cooperative approach through the establishment of Participation Teams (Teams) of employees and supervision in work groups and problem solving teams within departments or similar units at the plant. Accordingly, it is agreed that the following way of doing and conducting our business will be undertaken with respect to Participation Teams.

   APPENDIX E - LABOR/MANAGEMENT PARTICIPATION TEAMS

   1.  A Steering Committee composed of:

 .  Vice President of Operations
 .  Two Department Superintendents
 .  Human Resource Director
 .  Local Union President
 .  Local Union Vice President
 .  Two selected by the Local Union Representatives

   will be established at the plant level to coordinate the activities of the participation teams at the department or unit level. A Participation Team will be made up of a team leader facilitator and two (2) to four (4) team members recruited by the team leader, from the appropriate unit. Employee members and supervision members may be equal in number. All employees will have frequent opportunities to volunteer and participate in Participation Teams. Leader/facilitators will be selected by the Steering Committee.

   2. The division's employees will receive training in team building. This training will be furnished by the Company.

   3. Teams will be assigned specific goals on which to work from the Steering Committee. Such goals will be based upon the overall goals developed for the division. A leader for a team will be appointed by the Steering Committee and may be either a Company employee or a Union employee. Union employees, who have received the appropriate training, will be given responsibility for specific teams.

   4. The teams, using the problem solving techniques taught in the team building course, will work on their assigned goals. The team will regularly report their progress to the Steering Committee, departments, and the plant in general. When a recommended solution is reached, the Team will present the recommended solution to the Steering Committee and to others the Team may decide to invite to their presentation.

   5. The Steering Committee will have responsibility and authority to authorize spending up to $5,000 to fund a recommended solution. If the capital amount is above this figure, the Vice President of Operations will review the request.

   6. The Vice President of Operations will chair the Steering Committee. This committee will meet a minimum of once per month. This committee will review the current status of the teams, evaluate the progress of the teams, recommend training possibilities, and ensure the continuity of the Participation Teams.

   7. Each employee member of a Participation Team shall be compensated as if worked for time spent away from work in committee or team activities.

   8. Participation Team meetings shall normally be held during normal working hours. Within the parameters of the goal assigned, a Participation Team shall be free to discuss, consider and decide upon proposed means to improve department or unit performance, employee morale and dignity, and conditions of the work site. Appropriate subjects, among others, which a team may be assigned include: New equipment specs, installation and training; use of production facilities; quality of products and quality of the work environment; production efficiencies; operational problems; work methods; standard

   APPENDIX E - LABOR/MANAGEMENT PARTICIPATION TEAMS

   work practices; safety and environmental health; scheduling and reporting arrangements; absenteeism and overtime; incentive coverage and yield; job alignments; contracting; and energy conservation and transportation pool. The Steering Committee and the Participation Teams shall have no jurisdiction over the initiation of, or the processing of complaints or grievances. The Steering Committee and the Participation Teams shall have no authority to add to, detract from, or change the terms of the Agreement.

   9. A Participation Team shall be free to consider and recommend a full range of responses to implement performance improvement, including but not limited to, such items as bonus payments or changes in incentive performance pay. A Participation Team may also consider one-time startup bonuses for employees on new facilities who reach target levels in specified periods.

APPENDIX F -- GAINSHARING

                            APPENDIX F - GAINSHARING

This language explains the rules governing Sheffield's Gainsharing program. Following the narrative, is an example of the format to be followed. This program is intended to encourage efficient operation and utilization of resources at all levels. The program should allow us to renew our capital equipment, improve our competitive position and reward the efforts of our employees.

The Company will be responsible for the preparation of an annual Business Plan, which will be reviewed on a quarterly basis by the Union and Company Executive Committees to discuss actual performance.

Actual gainsharing calculations will be based on audited financial statements of Sheffield as certified by an independent CPA firm. The Union shall have the right to request an additional audit of the certified financial statements by an independent accounting firm in Tulsa (selected by mutual agreement) prior to the final gainsharing payment each year. The cost of this audit to be borne by the Company.

Financial Statements will be prepared in accordance with Generally Accepted Accounting Standards on the accrual basis. This plan will follow the layout of these statements as closely as possible in order to present the Gainsharing calculation in an understandable manner.

Working capital and fixed asset interest. Working capital interest represents
---------------
interest paid by the Company to its lenders for the inventory and accounts receivable loans.

APPENDIX F -- GAINSHARING
Fixed asset interest represents interest paid by the Company to its lenders for loans associated with the purchase of or secured by plant equipment.

The rates and other costs paid for servicing these loans are determined by the individual loan agreements.

Fixed asset principal is the amount paid to a lending institution to repay debt
---------------------
(principal) secured by the fixed assets of this company on debt committed to as of May 1, 1988. This is not interest; interest is included in the above paragraph.

"The first priority distribution of available funds" (PDAF #1) pool is net
-------------------------------------------------------------------
income after tax, taken from the audited Financial Statements, plus depreciation and amortization taken that year, minus fixed asset principal for debt incurred prior to May 1, 1988.

The first deduction from the PDAF pool shall be for capital expenditures.
    ---------------
Sheffield will each year invest in capital spending to replace and maintain existing equipment, increase capacity, save costs, enter into new product lines, and other strategic improvements. The actual amount of capital expense incurred each year will be deducted in full, up to $3,000,000. If the total amount in any given year exceeds $3,000,000, 20% of the amount over $3,000,000 will be deducted in the year incurred and the balance will be spread out equally over the next four (4) fiscal years.

The second deduction from the PDAF pool shall be for HMK and Sheffield
    ----------------
employees.

APPENDIX F -- GAINSHARING
If funds are still available after the deduction for capital expenditures as outlined above, the second deduction shall be as follows:

1. 15 % of PDAF #1, capped at $500,000, will be distributed to the Union employees.

2. 5% of PDAF #1, capped at $166,500, will be distributed to the Salaried employees.

3.   15% of PDAF #1, capped at $500,000, will be distributed to HMK.

If there are not enough funds in the PDAF, after the deductions for capital expenditures, to allow for a full distribution as outlined above, 100% of the remaining funds will be distributed to the groups (HMK, Union, and Salaried employees) per the following percentages:

Union                                                   42.86%
HMK                                                     42.86%
Salaried                                                14.28%

The third deduction from the PDAF is for working capital. If there are still
    ---------------
funds available after the first two deductions outlined above, up to $1,000,000 per year, will be reserved for working capital. This money will stay in the Company and be used as normal working capital to meet the day-to-day capital needs of the Company, or be used to pay down the working capital loan which reduces interest payments and increases the Company's line of available credit.

The funds remaining after the three deductions outlined above shall be distributed as follows

    APPENDIX F -- GAINSHARING
    1.   The Union employees shall receive the greater of

a. 25% of the remaining funds minus the funds allotted to the Union in the second deduction; or
b.  10% of the remainder after the three deductions.

       The total amount of gainsharing funds paid to the Union under this program is subject to a cap of the total numbers of hours worked by participating Union employees, times $5.00 dollars per hour.

    2. HMK shall receive an amount equal to the aggregate amount distributed to the Union.

    3. The Salaried employees shall receive an amount equal to 33.3% of the aggregate amount distributed to the Union.

    All funds remaining after these final distributions will be discretionary funds to be used in the best interest of the Company and its stockholders, as authorized by the Board of Directors.

                              DISTRIBUTION OF FUNDS

    One-half of the funds to be distributed to the Union will be paid the 7th day of June following the close of each fiscal year. The remaining one-half will be paid after Sheffield's outside auditors' audit and the Union/ Company independent auditor's review, if any.

    Any and all monies due to the Union Members at the end of the last fiscal year of this contract under the Gainsharing Program will be distributed in the normal way even though this contract has expired.

                               GAINSHARING FORMAT

    PDAF No. 1 = Net income after tax
    ----------

APPENDIX F -- GAINSHARING

                  Plus............     Depreciation and amortization
                  Minus...........     Fixed Asset Principal

Deductions From PDAF No. 1
--------------------------

1.   Capital spending -

     Amount spent in full, up to $3 million per year. All over $3 million in any year will be deducted 20% during year spent and the balance distributed equally over the next four (4) years.

2. 15% of PDAF #1 distributed to hourly employees - capped at total of $500,000.

     15% of PDAF #1 to HMK - capped at $500,000.

     5% of PDAF #1 to salary employees - capped at $166,500.

3. Working capital - up to $1 million per year if available in PDAF #1 after deducting #1 and #2 above.

Remaining Funds = PDAF #1 Minus the three (3) Deductions on the line above.
---------------

Union employees will receive the greater of

     25% times (Remaining Funds minus Deduction #2) or,
     10% of Remaining Funds.

APPENDIX F -- GAINSHARING
This amount, in aggregate, is capped at $5 times the number of hours worked during the year by the participating Union employees.

                          HOUR ELIGIBILITY CALCULATION

An individual employee's share is determined by the number of actual hours worked plus unworked Holiday hours and vacation hours. If the employee works one
(1) hour up to and including 520 hours per fiscal year (May 1 through April 30), he will receive a 25% share. If the employee works 521 hours up to and including 1040 hours per fiscal year, he will receive a 50% share. If the employee works 1041 hours up to and including 1560 hours per fiscal year, he will receive a 75% share. If the employee works 1561 hours or more in a fiscal year, he will receive a 100% share.

EXAMPLE

Assume the Union Gainsharing Pool amount is $750,000. Also assume that twenty-five (25) employees will receive a 25% share, seventy-five (75) employees will receive a 50% share, and two-hundred (200) employees will receive a full 100% share.

Then:[25 (25% of X) + [75 (50% of X)] + [200 (X)] = $750,000

                  6.25X + 37.5X + 200X = $   750,000
                  243.75X = $  750,000
                        X = $3,076.923

APPENDIX F -- GAINSHARING
Therefore:
25 people to receive $769.23    =  (25% of 3,076.923)  =   $19,230.77
75 people to receive $1,1538.46 =  (50% of 3,076.923)  =  $115,384.63
200 people to receive $3,076.92 =  (100% of 3,076.923) =  $615,384.60
                                                          -----------

                                                          $750,000.00

APPENDIX G -- MISCELLANEOUS

                           APPENDIX G -- MISCELLANEOUS

                                PAY DISCREPANCIES

Effective February 1, 1986, when an error is made on an employee's pay, exceeding a $25.00 amount, the correction will be made as soon as practical after verification of the error - but no later than the end of the second workday. Those amounts less than $25.00 will be included in the employee's next regular paycheck. If not, the correction will be made immediately.

                                    STRANDER

When an original strander (listed below) is cut back from the strander position because of a reduction in force, he shall be assigned to a job to which he would be entitled on the basis of seniority and paid at no less than Job Class 15 when such assignments are in the Furnace and Casting unit. This rate preservation shall not apply to an employee who permanently transfers from the strander position.

        --------------------------------------------------------
               BADGE               NAME              C.S.D
        --------------------------------------------------------
                394             Denton, Don         6/27/65

                                 LADLE OPERATORS

Ladle Operators shall receive Job Class 17 after successfully completing training to assume the additional duties of calculating and adding alloys at the trim station.

                          MELT SHOP TEMPORARY VACANCIES

It is agreed that in the Furnace line of progression, day-to-day vacancies will be filled by moving up on the furnace. For example, the Third Helper on #1 furnace will move up to Second Helper on #1 and the Second Helper on #1 will move up to First Helper on #1 furnace.

For weekly vacancies, the senior Third Helper between #1 and #2 furnace will move up to Second Helper on whichever furnace

APPENDIX G -- MISCELLANEOUS

has the vacancy. Likewise, the senior Second Helper between #1 and #2 furnaces will move to the First Helper vacancy regardless of which furnace the vacancy is occurring.

Obviously, the person must be qualified to perform the job to be eligible to move up.




                                    LABORERS

Laborers will be assigned the duties of cleaning the "jack stands" in the Melt Shop as they are available to perform such work. Furnace helpers will also continue to be responsible for this work as the need occurs.

       PROCEDURE FOR FILLING MAINTENANCE JOBS IN ALL OPERATING DEPARTMENTS

Any Maintenance employee desiring to have a particular maintenance job in the plant will fill out an assignment job request card. This card is available from and to be returned to the Manager of Employee Relations, and will be held on file for the desired job opening.

When a temporary vacancy (3 weeks or longer) or permanent vacancy occurs in an operating department and no employee has a job assignment request card on file, employees of the maintenance department shall be asked by seniority (most senior to the least senior) to fill the vacancy. In the event no employee accepts the vacancy, the vacancy shall be filled by the least senior qualified employee.

Job assignment request cards shall be available for the filling of jobs within the departments as well as a method of transferring maintenance personnel from department to department.

APPENDIX G -- MISCELLANEOUS

                  MAINTENANCE & SERVICE LUNCH AND COFFEE BREAK

Historically, the Maintenance and Service Departments have been scheduled for a casual lunch period of thirty (30) minutes, or a total of 8-1/2 hours of in-plant time on a straight time basis. Under this scheduling practice "hurry up" calls occurring during the lunch break have been honored, with time made available for after repairs are completed to finish lunch. An employee answering such call received time and one-half as the result of having his "free" time interrupted.

In lieu of this scheduling practice, the Company agrees to schedule an eight (8) hour on-the-job basis, to more realistically parallel methods pertaining to lunch "on the fly" in effect in operating department, when the following conditions are met.

1. Maintenance and Service personnel will report to their regular stations. When work assignments are made, each employee will take his lunch to the work area assigned, if the amount of work overlaps the lunch period.

2. Lunch time under normal conditions (on the fly) will be permitted in a period from 3-1/2 to 5-1/2 hours after start of shift.

3. All calls for service will be honored, including those that may occur during lunch. When calls occur under these conditions, twenty (20) minutes for lunch will be allowed upon completion of repairs.

4. One ten (10) minute coffee break in the area assigned, before lunch and one after lunch will be allowed.

APPENDIX G -- MISCELLANEOUS

                ELECTRICAL MAINTENANCE - DEPARTMENTAL PROCEDURES

                                   ELECTRICIAN

Oklahoma State Department of Health Electrical License, City of Sand Springs License, and testing fees will be at Company expense for those employees qualified under the Administration of the Oklahoma State Department of Health.

                              ELECTRONIC TECHNICIAN

1. The Company will provide the training materials for employees who are Electricians, providing a basis for qualification for Electronic Technicians. The cost of training materials will be reimbursed to the employee by the Company upon graduation. The Company will determine the number of trainees at any given time which will not normally exceed the normal force of electronic technicians.

2.   Selections shall be in accordance with Section 13.

                                 SHIFT ROTATION

The Electricians will be rotated on shifts except for special or seasonal requirements.


                         MOBILE CRANE BREAKING-IN PERIOD

This Agreement covers the break-in period for an operator on the large mobile cranes at Job Class 12. This period covers the time required for the new incumbent to work with the regular operator to become familiar with the controls and crane handling procedures.

1. The period will be a maximum of thirty (30) days or shorter, to be determined by the Company and by the operators learning ability.

APPENDIX G--MISCELLANEOUS
2.   The new operator will be paid at Job Class 10 during this learning period.

                   RECLAIM DEPARTMENT LUNCH AND COFFEE BREAKS

It is mutually agreed between the Company and the Union, the following procedure will be met in regard to lunch periods and coffee breaks under normal conditions on an eight (8) hour on-the-job basis: (3 turns):

1. Twenty (20) minutes for lunch will be allowed in a period from 3-1/2 to 5-1/2 hours after start of shift.

2. One ten (10) minute coffee break before lunch and one after lunch will be allowed.

3. All calls for service will be honored, including those that may occur during open lunch box, or other means of food supply. When calls occur under these conditions, twenty (20) minutes for lunch will be allowed upon completion of work.

4. Billet loading and material handling duties are incorporated into all positions in the Reclaim Department.

5. Reclaim incentive is to be paid to all employees working in Reclaim on a daily basis, whether or not they are incumbent Reclaim Department employees.

APPENDIX H - LINE OF PROGRESSIONS


                                      MELT SHOP
  Ladle          Strand           First       Locomotive      Retractory       *Water       Melt Shop
Crane (16)   Operator (18)     Helper (22)   Engineer (12)   Builder (15)   Treater (12)   Laborer (3)

 Charging        Ladle            Second       Switching      Gradall/Pit
Crane (13)      (17/15)        Helper (14)        (9)        Operator (12)

 Casting         Runout           Third                       Refractory      Number indicates Job Class
Crane (11)      Operator (13)  Helper (10)                    Helper (7)
                                                                                 Indicates Progression
Stockhouse       Casting
 Crane (8)       Utility (9)                                                     Indicates Regression

  Scrap           Ladle
Crane (8)       Helper (6)


*Water Treater originally bid by interdepartmental bid. The senior bidder was awarded position and the next senior bidder was designated as an assistant Water Treater for weekly vacations and sickness relief. The assistant is trained for qualification into the Water Treater position and becomes the permanent Water Treater upon a permanent vacancy. Succeeding vacancies will be bid interdepartmental for the assistant's position.

APPENDIX H--LINE OF PROGRESSIONS
                         MILL/WAREHOUSE/SHIPPING/RECLAIM

Roller Assistant    Table Operator    Shipping Crane    Crane Operator    Sorter/Loader    Labor Pool
      (23)               (12)              (8)               (6)               (11)           (3)

  Mill Operator     Shear Operator      #1 Hooker       Shear Operator   New Products Crane
      (21)               (12)              (5)               (7)                (8)

Roll/Guide Builder   Spell Person       #2 Hooker       Checker Loader   Asset Sorter/Loader
      (16)               (10)              (4)               (6)                (6)

     Utility      Mill Service Crane                        Spotter             Number indicates Job Class
      (11)              (10)                                  (6)
                                                                                   Indicates Progression
  Crane Operator       Utility                              Stocker
      (10)               (8)                                  (5)                  Indicates Regression

   Load Lugger                                          Material Handler      1.   Spell person will spell all five positions.
       (6)                                                    (4)
                                                                              2.   Warehouse personnel will be assigned to
 Hotbed Operator                                          Sheer Helper             Mill as needed during delays or downturns.
       (8)                                                    (3)


APPENDIX H--LINE OF PROGRESSIONS
                            ROLL TURNING DEPARTMENT

                                     ROLL
                                 TURNER A (17)


                                  ROLL TURNER    Number indicates Job Class
                                  APPRENTICE
                                                   Indicates Progression

                                                    Indicates Regression

 If there are at least two (2) Class A Roll Turners scheduled in the Roll Turner Department, all permanent vacancies above (2) will be bid plant wide as an apprentice.

                                    POST SHOP

       Paint Booth Operator
               11

         Tractor Operator
               10

       Straightner Operator
               7

         Shear Operator
               7

      Post Press Operator
               9

      Crop Shear Operator
               5

     Punch Press Operator
               7

Conveyor Loader        Utility
       7                  7

    Bundler
       8

Post Press Helper
       6

  Shear Helper
       3

                             MECHANICAL MAINTENANCE

              MACHINIST    MILLWRIGHT     WELDER     PIPE FITTER
                (18)          (18)         (18)          (18)

              MACHINIST    MILLWRIGHT     WELDER     PIPE FITTER
              APPRENTICE   APPRENTICE   APPRENTICE   APPRENTICE


                                  CONSTRUCTION

                                   CARPENTER
                                     (16)

                             ELECTRONIC TECHNICIAN
                                     (20)

                                   CARPENTER

                                  ELECTRICIAN
                                     (18)        Number indicates

                                  ELECTRICAL         Number indicates Job Class
                                  APPRENTICE
                                                     Indicates Progression
                                  ELECTRICIAN
                                                     Indicates Regression

                                BAGHOUSE REPAIR

                                       Apprentice jobs filled by plant-wide bid.


                                       Note:    So long as the operations are
                                                  functioning without problems,
                                                  the banders will be permitted

                                   BAGHOUSE
                                    REPAIR
                                  TECHNICIAN
                                     (22)



The Junior Baghouse Technician shall be assigned to perform preventive maintenance on the lime system and carbon injector on days both technicians are working.

*Regresses back to last incumbent job.